Exhibit 99.T3C

MONITRONICS INTERNATIONAL, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

5.500%/6.500% SENIOR SECURED SECOND LIEN CASHPAY/PIK NOTES DUE 2023

INDENTURE

DATED AS OF JANUARY [   ], 2019

ANKURA TRUST COMPANY

as Trustee and Notes Collateral Agent

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)	7.6
(c)	7.6
(d)	7.6
314(a)	4.3
(a)(4)	4.4
(b)	Not Applicable
(c)(1)	13.4
(c)(2)	13.5
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	13.5
315(a)	7.1
(b)	7.5
(c)	7.1
(d)	7.1
(e)	6.11
Section 316(a)(last sentence)	2.9
(a)(1)(A)	6.2
(a)(1)(B)	6.4
(a)(2)	Not Applicable
(b)	6.7
(c)	9.3
Section 317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
Section 318(a)	13.1

*Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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EXHIBITS

Exhibit A	FORM OF SENIOR NOTE
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
Exhibit E	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

This Indenture, dated as of January [  ], 2019, is by and among Monitronics International, Inc., a Texas corporation (the “Company” or the “Issuer”), the Guarantors (as defined herein) and Ankura Trust Company, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and collateral agent for the Notes (in such capacity and not in its individual capacity, the “Notes Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”), (ii) any Additional Notes (as defined herein) issued from time to time and (iii) any PIK Notes (as defined herein, together with the Initial Notes and Additional Notes, the “Notes”) issued from time to time.

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                                      Definitions.

“Acquired Debt” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Debt of such Person existing at the time such Person becomes a Restricted Subsidiary that was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Debt of a Person, other than the Company or a Restricted Subsidiary, existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Debt expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Debt was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Notes” means Notes (other than the Initial Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.

“Applicable Premium” means, as calculated by the Company, with respect to any Note at any time, the greater of:

(1)                                 1.0% of the principal amount of the Note; and

(2)                                 the excess of:

(a)                                 the present value at such time of (i) the Redemption Price of the Note at December 15, 2020 plus (ii) all required interest payments due on the Note through December 15, 2020 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such time plus 50 basis points, discounted to the redemption date; over

(b)                                 the principal amount of such Note.

The Trustee will have no obligation to calculate, or confirm the accuracy of any calculation of, any Applicable Premium.

“Ascent Intercompany Loan” means that certain intercompany loan due on October 1, 2020 made pursuant to the promissory note, dated February 29, 2016, which was made to Parent from the Company, in a principal amount of $12,000,000; provided that on and after the Issue Date, no Subsidiary of the Company shall Guarantee the Ascent Intercompany Loan.

“Asset Acquisition” means:

(i)                                     an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(ii)                                  the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Guarantors) in any single transaction or series of transactions of:

(i)                                     Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii)                                  any other property or assets (other than in the ordinary course of business, which shall include any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business);

provided, however, that the term “Asset Sale” shall exclude:

(a)                                 any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b)                                 any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed, in any one or related series of transactions, $5.0 million;

(c)                                  sales or other dispositions of cash or Eligible Cash Equivalents;

(d)                                 sales of interests in Unrestricted Subsidiaries;

(e)                                  the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f)                                   the disposition of assets that, in the good faith judgment of the Board of Directors of the Company, are no longer used or useful in the business of such entity;

(g)                                  a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(h)                                 any trade-in of equipment in exchange for other equipment in the ordinary course or dispositions of equipment or real property to the extent (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(i)                                     the creation of a Lien (but not the sale or other disposition of the property subject to such Lien other than a Permitted Lien);

(j)                                    leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(k)                                 dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(l)                                     licensing of intellectual property in the ordinary course of business;

(m)                             any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(n)                                 voluntary termination of Hedging Obligations;

(o)                                 amounts held as a holdback from the purchase price of any alarm monitoring agreements and the reconveyance to dealers of accounts cancelled due to non-performance during the guarantee period; or

(p)                                 any transaction that constitutes a Change of Control.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.10 to all Holders.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from such date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of such scheduled principal payment by (ii) the then outstanding principal amount of such Debt.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as may be amended from time to time.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to any other corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or the board of managers or similar body of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation and will be treated as an operating lease.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change of Control” means the occurrence of any of the following events:

(i)                                     the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any “group” controlled by a Permitted Holder, that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Company; or

(ii)                                  the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (other than Parent) or any “group” controlled by a Permitted Holder (other than Parent), that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Parent; provided, however, that this clause (ii) shall cease to apply following the completion of any Offer to Purchase conducted in accordance with the covenants set forth in Section 4.14 in connection with the occurrence of an event described in clause (i) or (iii) of this definition; or

(iii)                               the Company or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Company’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person (other than the Company, a Restricted Subsidiary or one or more Permitted Holders), or the Company merges or consolidates with, a Person other than a Restricted Subsidiary of the Company or a Person that is a Permitted Holder (unless the shareholders holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the total voting power of the Voting Interests in the surviving Person immediately following such merger or consolidation).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Collateral” means all property and assets subject, purported to be subject or required to be subject, from time to time, to a Lien under any Security Document for the benefit of the Holders.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” or “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(i)                                     an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(ii)                                  Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(iii)                               the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(iv)                              Consolidated Non-cash Charges, to the extent that such Consolidated Non-cash Charges were deducted in computing such Consolidated Net Income; plus

(v)                                 severance costs and charges and closure costs; plus

(vi)                              any fees, expenses or charges related to the Transactions (including rating agency, legal, accounting or investment banking fees, expenses or charges); plus

(vii)                           non-cash interest expense; plus

(viii)                        interest incurred in connection with Investments in discontinued operations; minus

(ix)                              non-cash items increasing such Consolidated Net Income, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated EBITDA” means, for any period, an amount equal to Credit Agreement Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis plus, without duplication, (a) the following to the extent deducted in calculating such Credit Agreement Consolidated Net Income:  (i) Credit Agreement Consolidated Interest Charges, (ii) the provision for Federal, state (including Texas margin tax), local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash or non-recurring (even if cash) costs, expenses, charges and other items reducing such Credit Agreement Consolidated Net Income, (v) severance costs and charges, closure costs, relocation costs, expenses or fees and restructuring costs and charges, to the extent deducted in determining such Credit Agreement Consolidated Net Income, (vi) without duplication of any pro forma adjustments to Consolidated EBITDA due to such actions, any salary, benefits and other cost savings and other synergies in connection with acquisitions permitted under Section 7.03(g) of the Credit Agreement (as in effect on the Issue Date) that (A) are a result of actions taken or expected to be taken in connection with such an acquisition and are realized or expected to be realized by the Company in good faith, in each case, within eighteen (18) months of the consummation of such acquisition, (B) are in an aggregate amount in any period not to exceed 15% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (vi) and any pro forma adjustments for such period) and (C) are reasonably identifiable, factually supportable and certified by a financial officer of the Company on behalf of the Company in a certificate delivered to the Trustee, and (vii) the cost, whether capitalized or expensed, of selling, equipping and installing a new alarm system less the installation revenue received plus indirect expenses for general and administrative items allocated to account generation expensed during such period, and minus, without duplication, (b) the following to the extent included in calculating such Credit Agreement Consolidated Net Income:  (i) Federal, state (including Texas margin tax), local and foreign income tax credits and (ii) all non-cash items increasing Credit Agreement Consolidated Net Income or non-recurring (even if cash) gains and other items increasing such Credit Agreement Consolidated Net Income (in each case of or by the Company and its Subsidiaries for such period).

“Consolidated First Priority and Second Priority Lien Debt” means, as of any determination date, an amount equal to the aggregate principal amount of all outstanding First Priority Obligations and Second Priority Obligations of the Company and its Restricted Subsidiaries (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business, but including the aggregate principal amount of any PIK Notes issued as PIK Interest).

“Consolidated First Priority and Second Priority Lien Debt Ratio” means, as of any determination date, the ratio of (a) the Consolidated First Priority and Second Priority Lien Debt of the Company and its Restricted Subsidiaries on such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.3. For purposes of this definition, Consolidated First Priority and Second Priority Lien Debt shall be calculated after giving effect on a pro forma basis for the period of such calculation to the Incurrence of any Debt of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt occurring at any time subsequent to the last day of the last fiscal quarter included in this ratio and on or prior to the determination date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the last fiscal quarter subject to this ratio.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes, margin taxes or other taxes on profits of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)                                     the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)                                 any amortization of debt discount;

(b)                                 the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c)                                  the interest portion of any deferred payment obligation;

(d)                                 all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)                                  all accrued interest; plus

(ii)                                  the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; plus

(iii)                               the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv)                              all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v)                                 interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(i)                                     excluding, without duplication

(a)                                 all extraordinary or non-recurring gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(b)                                 the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not or could not have actually been received by such Person or one of its Restricted Subsidiaries;

(c)                                  gains or losses in respect of any Asset Sales after the Issue Date by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(d)                                 the net income (loss) from any operations disposed of or discontinued after the Issue Date and any net gains or losses on such disposition or discontinuance, on an after-tax basis;

(e)                                  solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 4.7, the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(f)                                   any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(g)                                  any fees, expenses or charges, including deferred finance costs, paid in connection with the Transactions (including rating agency, legal, accounting or investment banking fees, expenses or charges);

(h)                                 non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(i)                                     any net after-tax gains or losses attributable to the early extinguishment of Debt;

(j)                                    any Creation Costs expensed during such period; and

(ii)                                  including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Company or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges to the extent that it represents an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period).

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Total Debt Ratio” means, as of any determination date, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on such determination date to (b) the aggregate amount of Consolidated Cash Flow for the last full fiscal quarter for which financial information in respect thereof is delivered or required to be delivered immediately preceding such date (the “Last Fiscal Quarter”) multiplied by 4. For purposes of this definition, Consolidated Total Debt and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)                                 the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to such determination date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Last Fiscal Quarter; and

(b)                                 any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Debt and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale)) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to such determination date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Last Fiscal Quarter;

provided, that no pro forma effect shall be given to the Incurrence of any Permitted Debt Incurred on such determination date or the discharge on such determination date of any Debt from the proceeds of any such Permitted Debt.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Ankura Trust Company, [   ], Attention: [   ], and for transfer, exchange or surrender purposes of the Certificated Notes, [   ], Attention: [    ], or any other address that the Trustee may designate from time to time by notice to the Company and the Holders.

“Creation Costs” means the cost, whether capitalized or expensed, of selling, equipping and installing an alarm system less the installation revenue received plus indirect expenses for general and administrative items allocated to account generation.

“Credit Agreement” means the Credit Agreement dated as of March 23, 2012, as amended and restated as of September 30, 2016 and as further amended and supplemented from time to time on or prior to the Issue Date, by and among the Company, as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the other agents and lenders named therein, including any notes, letters of credit, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Debt incurred thereunder), and in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced by one or more Credit Facilities.

“Credit Agreement Collateral Agent” means Bank of America, N.A., acting in its capacity as collateral agent for the secured parties under the Credit Agreement, pursuant to the Intercreditor Agreement and the other Credit Agreement Documents and any successor pursuant to the provisions of the Credit Agreement Documents.

“Credit Agreement Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for any period; provided, that Credit Agreement Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its certificate of formation, articles of incorporation, bylaws, operating agreement, or equivalent or comparable constitutive documents, or any agreement, instrument or Law applicable to such Subsidiary during such period, except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Credit Agreement Consolidated Net Income, (c) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Credit Agreement Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso), (d) any gains (or losses) realized as a result of the recognition of non-recurring credits (or charges) for such period, and (e) any gains (or losses) resulting from any prepayments of a term loan at a discount to the par value of such term loan and on a non-pro rata basis.

“Credit Agreement Consolidated Interest Charges” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets (other than payments under approved alarm purchase agreements), in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases, that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Subsidiaries on a consolidated basis.

“Credit Agreement Documents” has the meaning assigned to the term “Loan Documents” in the Credit Agreement.

“Credit Facility” means one or more debt facilities of the Company or any Guarantor (which may be outstanding at the same time as, and including, the Credit Agreement) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long term indebtedness, including all notes, letters of credit, collateral documents, guarantees, instruments and agreements executed and delivered in connection therewith, and in each case as such agreement may be amended, modified, supplemented, restated, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder or increases the amount of available borrowings or obligations thereunder, in each case, with respect to such agreement or agreements, any successor or replacement agreement or agreements or any indenture or replacement indenture and whether by the same or any other agent, lender, group of lenders, investors, purchasers or debt holders; provided that any increase in borrowings is permitted under Section 4.9.

“Credit Facility Revolver” means the Company’s superpriority revolver issued under the Credit Agreement, as may be amended, modified, supplemented, restated, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time.

“Credit Party” means, the Company and each direct or indirect subsidiary of the Company that is now or hereafter becomes a party to any First Priority Document or Second Priority Document. All references in the Intercreditor Agreement to any Credit Party will include such Credit Party as a debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP:  (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business and excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent and payment under purchase agreements; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described under clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions (in which case the amount of such Debt shall be deemed to be the lesser of the value of such property or other assets and the amount of the Debt, dividends or other distributions so secured).  For purposes of the foregoing:  (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

The amount paid by the Company or any Restricted Subsidiary for the purchase of subscriber accounts shall not be considered Debt, nor shall any amount withheld by the Company or a Restricted Subsidiary as a holdback to ensure the future performance obligations of the dealer from whom any purchase of subscriber accounts is made.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company (55 Water Street, New York, New York).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States or Canada, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $250.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments:  (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company; provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 365 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offers” means the Company’s offers to exchange up to $585.0 million aggregate principal amount of Notes for validly tendered (and not validly withdrawn) Existing Unsecured Notes.

“Excluded Assets” means:

(1)                                 Voting Interests in excess of 65% of outstanding Voting Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)) of each Foreign Subsidiary of the Company that is a CFC (provided that the percentage of excluded Voting Interests in each such Foreign Subsidiary constituting Excluded Assets may be reduced to the extent that, due to a change in an applicable law after the date hereof, such reduction (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences);

(2)                                 any general intangible, permit, lease, license, contract or instrument of the Company or any Guarantor if the grant of a security interest in such general intangible, permit, lease, license, contract or instrument in the manner contemplated by the Security Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give any other party thereto or any governmental authority the right to terminate, accelerate or otherwise alter such Guarantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (a) any such limitation on the security interests granted shall only apply to the extent that any such prohibition has not been rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or principles of equity and (b) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, general intangible, permit, lease, license, contract or instrument, to the extent sufficient to permit any such item to become Collateral under the Security Documents, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or instrument shall be automatically and simultaneously granted under the Security Documents and shall be included as Collateral;

(3)                                 all cars, trucks, trailers and other vehicles covered by a certificate of title under the laws of any state; and

(4)                                 proceeds from any and all of the foregoing Excluded Assets described in clauses (1) through (3) solely to the extent they constitute Excluded Assets;

provided, however, that Excluded Assets will not include any asset of the Company or a Guarantor which secures obligations with respect to Second Priority Obligations or First Priority Obligations.

“Existing Unsecured Notes” means the Company’s 9.125% Senior Notes due 2020 that are outstanding on the Issue Date.

“Existing Unsecured Notes Stub Amount” means an amount equal to the aggregate principal amount of the Existing Unsecured Notes not tendered in the Exchange Offers and outstanding immediately following the consummation of the Transactions.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Company.

“First Priority Agreement” means the collective reference to (a) the Credit Agreement and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Credit Agreement or any other agreement or instrument referred to in this clause (b) to the extent permitted by the Intercreditor Agreement and in compliance with the restrictions set forth therein.  Any reference to the First Priority Agreement hereunder will be deemed a reference to any First Priority Agreement then extant.

“First Priority Documents” means the Credit Agreement, each other First Priority Agreement, each First Priority Security Document and each First Priority Guarantee.

“First Priority Guarantee” means any guarantee by any Credit Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created, or purported to be created, by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Credit Agreement, all “Obligations” of each Credit Party as defined in the Credit Agreement and (b) with respect to each other First Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such First Priority Agreement, and (iii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“First Priority Security Documents” means the “Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of the Intercreditor Agreement.

“Foreign Subsidiary” means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note Legend” means the legend identified as such in Section 2.6(e)(2) hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person under:

(i)                                     interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)                                  other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)                               foreign exchange contracts, currency swap agreements or similar agreements or arrangements,

in each case, entered into in the ordinary course of business and not for speculative purposes.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.  Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company.  “Incurrence,” “Incurred” and “Incurring” shall have meanings that correspond to the foregoing.  A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.  In addition, the following shall not be deemed a separate Incurrence of Debt:

(i)                                     amortization of debt discount or accretion of principal with respect to a non-interest-bearing or other discount security;

(ii)                                  the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(iii)                               the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(iv)                              realized or unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intercompany Debt” means any Debt (i) of the Company that is owed to any Guarantor or (ii) of any Guarantor that is owed to the Company or any other Guarantor.

“Intercreditor Agreement” means (i) the intercreditor agreement among Credit Agreement Collateral Agent and the Notes Collateral Agent, and the other parties from time to time party thereto, to be entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture and (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to the Holders of the Notes than the intercreditor agreement referred to in clause (i).

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following:  (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms arising in the ordinary course of business (and provided that such trade terms may include such concessionary trade terms as such Person deems reasonable under the circumstances); (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business.  For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with this Indenture shall not be deemed to be Investments by the Company or any of its Restricted Subsidiaries.

“Issue Date” means January [  ], 2019, the date on which the Initial Notes are originally issued under this Indenture.

“Issuer Order” means any written instruction by the Issuer and executed by an Officer of the Issuer.

“Last Fiscal Quarter” has the meaning set forth in the definition of “Consolidated Total Debt Ratio.”

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lender” means each of the lenders party to the Credit Agreement.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement of any kind or nature on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of:  (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, investment banking, appraisal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, any relocation expenses incurred as a result thereof and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that:  (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Documents” means this Indenture, the Notes, the Guarantees and the Security Documents.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Notes Obligations” means Obligations in respect of the Notes, the Guarantees, the Security Documents and this Indenture.

“Obligations” means any principal, premium, interest, fees or expenses (including any interest, fees and expenses accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses are an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder (with a copy to the Trustee) at his address appearing in the security register on the date of the Offer (or sent electronically if DTC is the recipient), offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date.  The Company shall notify the Trustee at least five days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(i)                                     the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(ii)                                  the Expiration Date and the Purchase Date;

(iii)                               the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(iv)                              the purchase price to be paid by the Company for each $1,000 principal amount of Notes (or, after any PIK Payment has been made, each $1.00 principal amount of PIK Notes) accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(v)                                 that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof

(or, after any PIK Payment has been made, in a minimum amount of $1.00 and any integral multiple of $1.00 in excess thereof);

(vi)                              the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(vii)                           that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(viii)                        that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(ix)                              that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to 5:00 p.m. New York City time on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(x)                                 that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than 5:00 p.m. New York City time on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(xi)                              that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable) (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof (or, after any PIK Payment has been made, denominations of $1.00 and any integral multiples of $1.00 in excess thereof) shall remain outstanding following such purchase); and

(xii)                           if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the

Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in writing, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means each of the Confidential Offering Memorandum and Consent Solicitation Statement, dated November 5, 2018, and the Confidential Offering Memorandum and Consent Solicitation Statement, dated December [  ], 2018 and related to the Exchange Offer and issuance of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means Ascent Capital Group, Inc., a Delaware corporation, together with its successors (by operation of law or otherwise).

“Parent Convertible Notes” means the Parent’s 4.00% Convertible Senior Notes due 2020.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and the Restricted Subsidiaries on the Issue Date or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” means:

(i)                                     Debt of the Company or a Guarantor Incurred pursuant to any Credit Facility that is a revolving credit facility (including pursuant to the Credit Facility Revolver) and Refinancing Debt in respect of Debt originally incurred pursuant to this clause (i), together in an aggregate principal amount at any one time outstanding not to exceed $250.0 million;

(ii)                                  Debt of the Company or a Guarantor Incurred under the Credit Agreement (other than pursuant to clause (i) above) and any Refinancing Debt in respect of Debt originally incurred pursuant to this clause (ii), together in an aggregate principal amount not to exceed $1,078.00 million (less the amount of any prepayments, and amortization payments, of Debt under the Credit Agreement (other than prepayments of revolving loans incurred pursuant to clause (i) above));

(iii)                               the Notes (excluding Additional Notes) and Note Guarantees (excluding Note Guarantees in respect of Additional Notes), plus the aggregate principal amount of any PIK Notes issued as PIK Interest thereon and any increase in the aggregate principal amount of the Notes as a result of a PIK Payment, and any Refinancing Debt in respect thereof;

(iv)                              Additional Notes and related Note Guarantees and Refinancing Debt in respect thereof, together in an aggregate principal amount not to exceed $610.0 million (less the aggregate principal amount of Notes issued on the Issue Date) plus the aggregate principal amount of any PIK Notes issued as PIK Interest thereon and any increase in the aggregate principal amount of the Notes as a result of a PIK Payment, which shall consist solely of the following: (a) up to $585.0 million (less the aggregate principal amount of Notes issued on the Issue Date) in aggregate principal amount of Additional Notes and related Note Guarantees issued solely to refinance the Existing Unsecured Notes and any Refinancing Debt in respect of Debt originally incurred pursuant to this clause (iv)(a), together in an aggregate principal amount not to exceed the Existing Unsecured Notes Stub Amount; and (b) Additional Notes and related Note Guarantees issued solely to refinance the Parent Convertible Notes and any Refinancing Debt in respect of Debt originally incurred pursuant to this clause (iv)(b), together in an aggregate principal amount not to exceed $25.0 million (such Debt issued pursuant to this clause (iv)(b), the “Supplemental Second Lien Notes”); provided, that, in the case of both clauses (a) and (b), (x) the exchange rates applicable to the refinancings of the Existing Unsecured Notes or the Parent Convertible Notes, as applicable, shall be no less favorable to the Holders of the Notes than $1,000 in aggregate principal amount of Additional Notes for each $1,000 in aggregate principal amount of Existing Unsecured Notes or Parent Convertible Notes, as applicable; and (y) immediately following the issuance of any such Additional Notes, after giving pro forma effect to such issuance and the receipt and application of the proceeds therefrom, the Consolidated First Priority and Second Priority Lien Debt Ratio shall not exceed 5.25 to 1.00 and no Default or Event of Default shall have occurred and be continuing;

(v)                                 Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above or (xv) below);

(vi)                              Intercompany Debt of the Company or a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor;

(vii)                           Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under this Indenture;

(viii)                        Guarantees by a Restricted Subsidiary that is a Guarantor of Debt of any Restricted Subsidiary that is a Guarantor; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed;

(ix)                              Debt Incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(x)                                 Debt under Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(xi)                              Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt and any Refinancing Debt that refinances any Debt originally Incurred under this clause (xi); provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $15.0 million in the aggregate;

(xii)                           Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, holdback or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets, including acquisitions of alarm monitoring agreements, or any acquisition or disposition of Capital Interests of the Company or a Restricted Subsidiary otherwise permitted under this Indenture;

(xiii)                        Debt of the Company or any Guarantor not otherwise permitted pursuant to this definition and any Refinancing Debt in respect of Debt originally incurred under this clause (xiii), together in an aggregate principal amount not to exceed $150.0 million; provided that such Debt or Refinancing Debt (a) is unsecured, (b) is subordinated in right of payment to the Notes; (c) has a scheduled maturity at least 91 days after the maturity date of the Notes, with no scheduled payments of principal until such scheduled maturity; (d) has a weighted average life to maturity that is at least 91 days after the weighted average life to maturity of the Notes; and (e) shall not be guaranteed by any Restricted Subsidiary of the Company other than the Guarantors;

(xiv)                       Refinancing Debt in respect of Debt permitted by clauses (v), this clause (xiv) or the first paragraph under Section 4.9;

(xv)                          Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

provided, however, that such Debt is extinguished within 10 Business Days of Incurrence; and

(xvi)                       Debt pursuant to the Existing Unsecured Notes outstanding after giving effect to the Transactions (less any redemptions, prepayments or refinancings in respect thereof).

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) or (ii) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”

“Permitted Holders” means any one or more of the following:  (i) Parent, or (ii) any Permitted Management Holder; provided that Permitted Management Holders shall not be Permitted Holders in connection with a “going private” transaction within the meaning of Rule 13e-3 under the Exchange Act.

“Permitted Investments” means:

(i)                                     Investments in existence on the Issue Date or Investments which constitute an amendment, extension, modification or renewal of any such Investments (but without increasing the amount of the initial Investment);

(ii)                                  Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(iii)                               Investments in cash and Eligible Cash Equivalents;

(iv)                              Investments in property and other assets owned or used by the Company or any Restricted Subsidiary in the operation of a Permitted Business (including the purchase of subscriber accounts and amounts that may be owed to the Company or any Restricted Subsidiary by alarm dealers for lost or terminated subscriber accounts and amounts withheld for later payment in connection with the acquisition of subscriber accounts);

(v)                                 Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary; provided that Investments in Restricted Subsidiaries of the Company that are not Guarantors pursuant to this clause (v), when aggregated with other Investments in Restricted Subsidiaries of the Company that are not Guarantors pursuant to this clause (v) and Investments in Persons that do not become Guarantors pursuant to clause (vi), at any one time outstanding shall not exceed $2.5 million;

(vi)                              Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Company or a Restricted Subsidiary; provided that Investments pursuant to this clause (vi) in Persons that do not become Guarantors, when aggregated with other Investments pursuant to this clause (vi) in Persons that do not become Guarantors and Investments in Restricted Subsidiaries that are not Guarantors pursuant to clause (v), at any one time outstanding shall not exceed $2.5 million;

(vii)                           Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates;

(viii)                        Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary or as a result of bankruptcy or Insolvency Proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(ix)                              Investments by the Company or any Restricted Subsidiary made after the Issue Date not otherwise permitted under this definition, in an aggregate amount not to exceed $35.0 million at any one time outstanding;

(x)                                 loans and advances to, or reimbursements of, directors, officers, consultants, and employees of the Company and any Restricted Subsidiary (other than those described in clause (xiii) below) (A) in the ordinary course of business (other than loans or advances to any director or executive officer (or the equivalent thereto) that would be in violation of Section 402 of the Sarbanes Oxley Act of 2002, as amended) and (B) to make purchases of Capital Interests and options of the Company and its Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(xi)                              Investments the payment for which consists solely of Qualified Capital Interests of the Company;

(xii)                           any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other disposition of property or assets not constituting an Asset Sale;

(xiii)                        payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(xiv)                       guarantees of Debt permitted by Section 4.9;

(xv)                          the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business;

(xvi)                       loans or advances to originators or dealers of alarm monitoring agreements not to exceed $5.0 million at any one time outstanding; and

(xvii)                    Investments in the Parent Convertible Notes made solely in connection with any refinancing thereof with the proceeds of Additional Notes solely to the extent otherwise permitted under this Indenture.

“Permitted Liens” means:

(i)                                     Liens existing on the Issue Date (other than Liens incurred, or permitted to be Incurred, pursuant to clause (ii) of this definition);

(ii)                                  (a) First Priority Liens on the Collateral securing obligations incurred pursuant to clause (i) and (ii) of the definition of “Permitted Debt”; (b) Liens securing the Notes (including the aggregate principal amount of any PIK Notes issued as PIK Interest and any increase in the aggregate principal amount of the Notes as a result of a PIK Payment and any Additional Notes permitted to be issued under this Indenture) and Note Guarantees (including in respect of Additional Notes permitted to be issued under this Indenture) pursuant to clauses (iii) and (iv) of the definition of “Permitted Debt”; and (c) Liens on the Collateral securing Refinancing Debt in respect of the Notes (including Additional Notes) and Note Guarantees (including in respect of Additional Notes), which Liens rank pari passu in respect of the Collateral with the Liens securing the Notes and Note Guarantees pursuant to an intercreditor agreement that is reasonably acceptable to the Trustee and the Notes Collateral Agent;

(iii)                               any Lien for taxes or assessments or other governmental charges or levies not then overdue by more than 30 days (or which, if overdue by more than 30 days, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(iv)                              any Liens in respect of property of the Company or any Restricted Subsidiary imposed by law or contract, such as carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s or other similar Liens which were not incurred or created to secure debt for borrowed money and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the use thereof in the operation of the business of such Person;

(v)                                 survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(vi)                              pledges or deposits (a) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, (b) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business, (c) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA), or (d) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(vii)                           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, or on property acquired by the Company or any Restricted Subsidiary (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under this Indenture; provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(viii)                        Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor;

(ix)                              other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(x)                                 Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clause (vii) of this definition; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(xi)                              Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(xii)                           licenses of intellectual property granted in the ordinary course of business;

(xiii)                        Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be Incurred pursuant to clause (xi) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;

(xiv)                       Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(xv)                          Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(xvi)                       Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (a) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (b) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(xvii)                    Liens (a) that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (b) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xviii)                 Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under Section 6.1 so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xix)                       deposits made in the ordinary course of business to secure liability to insurance carriers;

(xx)                          leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(xxi)                       Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xxii)                    Liens to secure obligations with respect to any Secured Hedge Agreement or Secured Cash Management Agreement as of the Issue Date and incurred in the ordinary course of business; and

(xxiii)                 any extensions, substitutions, replacements or renewals of the foregoing that do not secure Debt for borrowed money.

“Permitted Management Holder” means (i) an executive officer or director of Parent on the Issue Date; (ii) spouses, siblings and lineal descendants (including adoptees) of the Persons described in clause (i); (iii) any trusts or private foundations created for the benefit of, or controlled by, any of the Persons described in clauses (i), (ii) or (iv) or any trusts or private foundations created for the benefit of any such trust or private foundation; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own (as defined in clause (a) or (b), as applicable, of the definition of “Change of Control” set forth above) Capital Interests of the Company or Parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” means interest payable in the form of increased principal amount of the Note or the issuance of additional Notes.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt (i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and (ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and in either case that does not exceed

100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests, other than any public offering registered on Form S-8 or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests; provided, further, that any class of equity securities of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of equity securities that are not Redeemable Capital Interests, and that is not convertible into or puttable or exchangeable for Redeemable Capital Interests or Debt, will not be deemed to be Redeemable Capital Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of equity securities that are not Redeemable Capital Interests.  Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or any Restricted Subsidiary to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the change of control or asset sale provisions applicable to such equity security are no more favorable to such holders than the provisions of Sections 4.14 and 4.10.  The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means Debt that refunds, refinances, defeases, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i)                                     the Refinancing Debt is subordinated to the Notes and Guarantees to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes and Guarantees;

(ii)                                  the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(iii)                               the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, defeased, renewed, replaced or extended;

(iv)                              such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting optional prepayment provisions on such Debt being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, including any premiums (including tender premiums) and rating agency fees, and underwriting discounts, defeasance costs and fees and expenses in connection therewith;

(v)                                 such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Debt of the Company or a Guarantor or (y) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary; and

(vi)                              (a) if the Refinancing Debt refinances Debt secured by a Lien on the Collateral, then such Refinancing Debt shall not be secured by any collateral other than the Collateral, (b) if the Refinancing Debt refinances Debt secured by a Lien on the Collateral that ranks pari passu with the Lien securing the Notes, then the Lien securing the Refinancing Debt shall rank pari passu with or junior to the Lien securing the Notes pursuant to an intercreditor agreement that is reasonably acceptable to the Trustee and Notes Collateral Agent and (c) if the Refinancing Debt refinances Debt secured by a Lien on the Collateral that ranks junior to the Lien securing the Notes, then the Lien securing the Refinancing Debt shall rank junior to the Lien securing the Notes pursuant to an intercreditor agreement that is reasonably acceptable to the Trustee and Notes Collateral Agent.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note.

“Regulation S Permanent Global Note” means a Global Note in the form of Exhibit A that is not required to bear the Regulation S Temporary Global Note Legend as further described in Section 2.1(f) hereof.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A bearing the Global Note Legend, the Restricted Notes Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.6(e)(3) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office (or any successor unit or department) of the Trustee responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter.

“Restricted Notes Legend” means the legend identified as such in Section 2.6(e)(1) hereto.

“Restricted Payment” is defined to mean any of the following:

(i)                                     any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company; provided that the following shall not be “Restricted Payments”:

(a)                                 dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Company; and

(b)                                 dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(ii)                                  any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company or any of its Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(iii)                               any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary), except payments of principal or interest in anticipation of satisfying a sinking fund obligation, scheduled payment or final maturity, in each case, within one year of the due date thereof; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis;

(iv)                              any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(v)                                 any designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

provided that notwithstanding the foregoing clauses (i) through (v), any payments in respect of Debt, if such Debt was issued prior to the Issue Date or the issuance of such Debt constituted a Restricted Payment under clause (ii) above, shall not be deemed to be Restricted Payments.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“S&P” means S&P Global Ratings, and its successors.

“Second Priority Agreement” means the collective reference to (a) this Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under this Indenture or any other agreement or instrument referred to in this clause (b).  Any reference to the Second Priority Agreement hereunder will be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Documents” means this Indenture, each other Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Credit Party of any or all of the Second Priority Obligations.

“Second Priority Obligations” means (a) with respect to this Indenture, all “Obligations” of each Credit Party as defined in this Indenture and (b) with respect to each other Second Priority Agreement, (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made or other indebtedness issued or incurred pursuant to such Second Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to such Second Priority Agreement and (iii) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the applicable Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.

“Second Priority Security Documents” means the “Security Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of the Intercreditor Agreement.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Company or any of its Subsidiaries and any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Secured Hedge Agreement” means any interest rate Swap Contract that is entered into by and between the Company or any of its Subsidiaries and any Lender (or Affiliate thereof) that was a party to a Swap Contract with the Company or a Subsidiary on or prior to September 30, 2016, or any other Person that, at the time it enters into a Swap Contract, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender) with the Company or a Subsidiary thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, (i) the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and all other pledges, agreements, financing statements, patent, trademark or copyright filings or other grants or transfers of security, creating (or purporting to create) the security interests in the Collateral for the benefit of the Notes Collateral Agent and the Holders of the Notes as contemplated by this Indenture, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time in accordance with this Indenture, the Intercreditor Agreement and the other Security Documents and (ii) the Intercreditor Agreement and any joinder thereto, in each case as they may be amended or supplemented from time to time, and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority in total voting power of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Transactions” means the refinancing transactions contemplated by the Offering Memorandum, including the Exchange Offers.

“Transfer Restricted Global Notes” means a Global Note that is a Transfer Restricted Note.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 15, 2020; provided, however, that if the period from such redemption date to December 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date, file with the Trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail; provided that the Trustee shall not be responsible for such calculation.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect at such time, in any applicable jurisdiction.

“Unrestricted Global Note” means a Global Note that is an Unrestricted Note.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary designated as such by the Board of Directors of the Company in compliance with Section 4.19; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2                                      Other Definitions.

Term	Defined in Section
“Act”	13.14(a)
“Affiliate Transaction”	4.11
“Agent Members”	2.6(a)
“Change of Control Payment”	4.14
“Collateral Proceeds Account”	4.10
“covenant defeasance”	8.3
“Custodian”	6.1
“defeasance”	8.3
“Discharge”	8.8
“Event of Default”	6.1
“Excess Proceeds”	4.10
“IAI Global Note”	2.1(d)
“Independent Financial Advisor”	4.11(iii)
“Initial Institutional Accredited Investor”	2.1(d)
“Institutional Accredited Investor”	2.1(d)
“Insurance Proceeds”	4.16

Term	Defined in Section
“legal defeasance”	8.2
“Note Register”	2.3
“Offer Amount”	3.9
“Permitted Distribution of Insurance Proceeds”	4.16
“PIK Notes”	2.1(b)
“PIK Payment”	2.1(b)
“QIB”	2.1(d)
“QIB Global Note”	2.1(d)
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1(c)
“Rule 144A”	2.1(d)
“Settlement”	4.16
“Successor Guarantor”	5.1
“Supplemental Second Lien Notes”	1.1
“Surviving Entity”	5.1
“Tax Group”	4.7
“Transferee Institutional Accredited Investor”	2.1(d)

SECTION 1.3                                        Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer, the Guarantors and any successor obligor of the Notes.

Unless otherwise defined herein, all other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4                                      Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein;

(2)                                 an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)                                 provisions apply to successive events and transactions;

(7)                                 references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(8)                                 “including” means “including without limitation”.

Article II

THE NOTES

SECTION 2.1                                      Form and Dating.

(a)                                 The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof).

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 The Issuer shall pay the applicable amount of PIK Interest (in accordance with the requirements contained in the Notes) for each interest period in respect of each outstanding Note on the interest payment date in respect of such interest period by either (i) increasing the outstanding principal amount of Notes by an amount equal to the PIK Interest (rounded up to the nearest whole dollar), and, upon receipt of an Issuer Order, an adjustment shall be made by the Trustee to reflect such increase, with respect to Global Notes, in the “Schedule of Increases or Decreases in Global Note” or the “Schedule of Increases or Decreases in Temporary Regulation S Global Note” (as applicable), or (ii) issuing additional Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Notes with respect to which such PIK Notes are being issued as PIK Interest in an amount equal to the PIK Interest (rounded up to the nearest whole dollar) (in each case of (i) and (ii), a “PIK Payment”). The Initial Notes (including any increases thereof as the result of a PIK Payment and any PIK Notes issued as a PIK Payment with respect thereto) and any Additional Notes of the same series (including any increases thereof as the result of a PIK Payment and any PIK Notes issued as a PIK Payment with respect to such Additional Notes) subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to the “principal” or “principal amount” of Notes or of the Notes of any series for all purposes of this Indenture includes any increase in the principal amount of outstanding Notes (including PIK Notes) as a result of a PIK Payment or outstanding Notes of such series (including PIK Notes) as a result of a PIK Payment with respect to the Notes of such series, as applicable. Interest for the last interest period concluding on the Stated Maturity of the Notes and in connection with any redemption or repurchase shall be payable entirely in cash.

(c)                                  The Initial Notes shall be issued in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, represented thereby with the Trustee as Note Custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Beneficial Owner thereof as required by Section 2.6 and 2.16 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(d)                                 The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”), (ii) in reliance on Regulation S under the Securities Act (“Regulation S”) and (iii) to institutional “accredited investors” as described in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act (the “Initial Institutional Accredited Investors”).  After such initial offers, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, to institutional “accredited investors” as described in Rule 501(a)(1), (2), (3), (7) or (8) (solely to the extent that the equity owners are “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a) under the Securities Act (“Transferee Institutional Accredited Investors” and together with the Initial Institutional Accredited Investors, “Institutional Accredited Investors”)) or outside the United States pursuant to Regulation S or to the Company, in each case in accordance with Section 2.16.  Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Subject to Section 2.1(g) below, Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Notes substantially in the form set forth in Exhibit A deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Initial Notes that are offered to Institutional Accredited Investors shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (collectively, the “IAI Global Note”), deposited with the Trustee, as Note Custodian. The QIB Global Note, the IAI Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on such Global Note and the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs, Institutional Accredited Investors and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(e)                                  This Section 2.1(e) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, upon receipt of an Issuer Order, in accordance with Section 2.1(d) and Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as custodian for the Depositary.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any Beneficial Owners in the Notes.

(f)                                   Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

(g)                                  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Note Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System (“Euroclear”) or Clearstream, Banking S.A. (“Clearstream”).  After the expiration of the Restricted Period and upon the receipt by the Trustee of:

(i)                                     a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Restricted Notes Legend, all as contemplated by Section 2.6(b) hereof); and

(ii)                                  an Officers’ Certificate from the Issuer,

beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the applicable issuance procedures.  Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on such Global Note and the records of the Trustee, as Note Custodian, in connection with transfers of interest as hereinafter provided.

(h)                                 The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

SECTION 2.2                                      Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written Issuer Order signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes on the Issue Date for original issue up to the aggregate principal amount of $[   ].  After the Issue Date, the Trustee shall authenticate and deliver Notes (including Additional Notes and PIK Notes) as otherwise provided for under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by an officer of the Trustee and provided to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3                                      Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent.  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Registrar shall provide the Issuer a current copy of such register from time to time upon request of the Issuer.  The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder, but with written notice to the Trustee.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(a) of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuer shall notify the Trustee of the name and address of any such Agent. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes and as the office or agency of the Company where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4                                      Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any assets previously disbursed.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Restricted Subsidiary) shall have no further liability for the money.  If the Issuer or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon the occurrence of events specified in Section 6.1(8) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5                                      Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the

Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6                                      Book-Entry Provisions for Global Securities.

(a)                                 Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as may be required by Section 2.6(e).

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Collateral Agent and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Beneficial Owner of any Note.  The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely on and shall be fully protected in relying upon any information furnished by the Depositary with respect to any Beneficial Owners.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice, (ii) the Issuer, at its option, but subject to the procedures of the Depositary, notifies the Trustee in writing that the Issuer elects to cause the issuance of Certificated Notes or (iii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Certificated Notes.

(c)                                  In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of an Issuer Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 The Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)                                  Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)                                 Restricted Notes Legend.  Unless and until the Company determines that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Company reasonably satisfactory to the Trustee to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR

(F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(2)                                 Global Note Legend.  Each Global Note, whether or not a Transfer Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MONITRONICS INTERNATIONAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Regulation S Temporary Global Note Legend.  The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BECOME THE REGULATION S PERMANENT GLOBAL NOTE AFTER EXPIRATION OF THE RESTRICTED PERIOD.”

(f)                                   At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(g)                                  General provisions relating to transfers and exchanges:

(i)                                     To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, upon receipt of an Issuer Order, Global Notes and Certificated Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer, exchange, or redemption, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.4 hereto).

(iii)                               All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Company and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)                              [The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.](1)

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.  Except as provided in Section 2.6(b) and during the period the Notes are required to bear a Restricted Notes Legend, neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii)                           Each Holder agrees to provide indemnity satisfactory to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii)                        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance on their face with the express requirements hereof.

SECTION 2.7                                      Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Issuer Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note.  In the event any mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, destroyed, lost or stolen Notes.

(1)  NTD: To be confirmed.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8                                      Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal of, interest on and premium, if any, on Notes payable on that date, and such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to this Indenture, then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9                                      Treasury Notes.

In determining whether the Holders of the required principal amount of the Notes have concurred in any direction or consent, the Notes owned by the Issuer or by any Guarantor, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with any such Issuer or Guarantor, shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                               Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall, upon receipt of an Issuer Order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11                               Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon receipt of an Issuer Order.  All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer, unless by a written Issuer Order, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.12                               Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof.  The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date.  At least fifteen (15) days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13                               [Reserved].

SECTION 2.14                               Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15                               CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Issuer may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16                               Special Transfer Provisions.

Unless and until the Restricted Notes Legend is no longer required pursuant to Section 2.6(e), the following provisions shall apply:

(a)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S) to a QIB:

(i)                                     The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.

(ii)                                  If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note or the IAI Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or IAI Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or IAI Global Note.

(b)                                 Transfers Pursuant to Regulation S.  The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)                                     The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii)                                  If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note or IAI Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or IAI Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Note or IAI Global Note.

(c)                                  Transfers to Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S) to an Institutional Accredited Investor that is not a QIB:

(i)                  The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to an Institutional Accredited Investor if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit E from the proposed transferor.

(ii)               If the proposed transferee is an Agent Member holding a beneficial interest in an IAI Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note or a Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of such QIB Global Note or Regulation S Global Note.

(d)                                 Restricted Notes Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Transfer Restricted Notes, the Registrar shall deliver only Transfer Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.6(e).

(e)                                  General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Transfer Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(e) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.  The Registrar shall not register a transfer of any Note unless it has received such certifications, legal opinions or other information.  The Registrar shall not register a transfer of any Note unless it has received such certifications, legal opinions or other information.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.17                               Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions, transfer restrictions and any registration rights agreement and additional interest with respect thereto; provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Sections 4.9 and 4.12.  In addition, in connection with the Payment of PIK Interest in respect of the Notes, the Company will be entitled, without the consent of the Holders, to increase the outstanding aggregate principal amount of the Notes or issue Additional Notes under this Indenture. The Initial Notes and any Additional Notes and all PIK Notes shall be, without limitation, treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue price, the applicable issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)                                 whether such Additional Notes shall be Transfer Restricted Notes.

Article III

REDEMPTION AND PREPAYMENT

SECTION 3.1                                      Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least thirty (30) days (or such shorter period as is acceptable to the Trustee) but not more than 60 days before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2                                      Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis (and in a manner that complies with applicable legal requirements and, as applicable the procedures of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part (or, after any PIK Payment has been made, denominations of $1.00 or less).  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000 (or, after any PIK Payment has been made, denominations of $1.00 or larger).  The Trustee shall not have any responsibility for actions taken or not taken by the Depositary.

SECTION 3.3                                      Notice of Redemption.

Subject to the provisions of Section 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed by first class mail, or delivered electronically if held by DTC (with a copy to the Trustee), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is mailed in connection with a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date (which may be subject to satisfaction of one or more conditions);

(2)                                 the Redemption Price;

(3)                                 any conditions to redemption;

(4)                                 if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(5)                                 the name, telephone number and address of the Paying Agent;

(6)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(7)                                 that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(8)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(9)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(10)                          if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least five Business Days prior to the date on which the Issuer requests the Trustee to give such notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph.  The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4                                      Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, such date. Notices of redemption may be subject to one or more conditions specified in the notice of redemption. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee and the Holders prior to the close of business on the Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur.

SECTION 3.5                                      Deposit of Redemption of Purchase Price.

(a)                                 On or before [10:00] a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10, or 4.14, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date.  The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

(b)                                 If Notes called for redemption are paid or if the Issuer has deposited with the Paying Agent money sufficient to pay the Redemption Price, and unpaid and accrued interest, if any, on all Notes to be redeemed, on and after the redemption date, interest, if any, shall cease to accrue on the Notes or the portion of the Notes called for redemption.  If a Note is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Notes were registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6                                      Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7                                      Optional Redemption.

(a)                                 The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time or from time to time on or after December 15, 2020, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(b)                                 Prior to December 15, 2020, the Issuer may, on one or more occasions, with an amount of cash not greater than the net cash proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes and PIK Notes) at a Redemption Price equal to 112.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering; provided further that the Company may not redeem any other indebtedness pursuant to a similar “equity claw” provision applicable thereto in connection with the receipt of cash proceeds from one or more Qualified Equity Offerings to the extent it redeems Notes in connection with such offerings.

(c)                                  At any time or from time to time prior to December 15, 2020, the Company may also, at its option, on any one or more occasions, redeem all or any portion of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d)                                 The Issuer may at any time, and from time to time, acquire Notes by means other than a redemption whether pursuant to an issuer tender offer, open market purchase or negotiated transaction so long as the acquisition does not otherwise violate the terms of this Indenture.

(e)                                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.8                                      Mandatory Redemption.

Except as set forth under Sections 4.10 and 4.14 hereof, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9                                      Offer to Purchase.

In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control, the Issuer shall follow the procedures specified below.

Unless otherwise required by applicable law, an Offer to Purchase shall specify an Expiration Date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer, and a Purchase Date for purchase of Notes within five Business Days after the Expiration Date.  On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to Section 4.10 or Section 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.  If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase.  The Company shall notify the Trustee at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before [10:00] a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.9.  On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9.  The Issuer shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Issuer Order, shall authenticate and mail or deliver at the expense of the Issuer, such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

The Issuer will be required to comply with the requirement of any applicable securities laws in connection with any Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the Offer to Purchase provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Offer to Purchase provisions of this Indenture by virtue of such compliance.

Article IV

COVENANTS

SECTION 4.1                                      Payment of Notes.

(a)                                 The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes, or issue PIK Notes, on the dates and in the manner provided herein and in the Notes.  Principal, premium, if any, and interest on a Note, or any PIK Note, if any, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due. PIK Interest shall be considered paid on the date due if prior to [10:00] a.m. (New York City time) on such date the Trustee has received (i) in the case of Certificated Notes, PIK Notes duly executed by the Issuer together with an Issuer requesting authentication of such PIK Notes by the Trustee or (ii) in the case of Global Notes, an Issuer Order requesting an increase in the principal amount of such Global Notes by the Trustee.

(b)                                 The Issuer shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2                                      Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3                                      Provision of Financial Information.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish without cost to each Holder of Notes and to the Trustee, within the time periods specified in the Commission’s rules and regulations that would then be applicable to the Company if the Company were then subject to Section 13(a) or 15(d) of the Exchange Act:

(1)                                 all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company was required to file such reports; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the consolidated financial statements of the Company by the certified independent accountants of the Company.

In addition, if at any time any direct or indirect parent becomes a Guarantor (there being no obligation of any such parent to do so), such entity holds no material assets other than cash,

cash equivalents and the Capital Interests of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

If the Company files the documents and reports required under this Section 4.3 with the Commission and such documents and reports are publicly available on the Commission’s Electronic Data-Gathering, Analysis, and Retrieval system (or any successor system), such document or report shall be deemed delivered to each Holder of the Notes and the Trustee for the purposes of this Section 4.3.

Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or certification required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification as contemplated by this Section 4.3 (but without regard to the date on which such report or certification is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Article VI if the principal, premium, if any, and interest have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

In addition, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.4                                      Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, the Issuer and its Restricted Subsidiaries are not in default in the performance or observance of any of the terms, provisions or conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5                                      Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken if so required in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6                                      Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7                                      Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of such Restricted Payment:

(a)                                 no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)                                 after giving effect to such Restricted Payment on a pro forma basis, the Company’s Consolidated Total Debt Ratio would be less than or equal to 3.75 to 1.0; and

(c)                                  after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (xii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of:

(1)                                 100% of the Consolidated Cash Flow (or if Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from [April 1, 2019] to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment less the product of 2.0 times the Company’s Consolidated Interest Expense for the same period, plus

(2)                                 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3)                                 100% of the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the cancellation, conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Debt of the Company for Qualified Capital Interests of the Company or contributed to the Qualified Capital Interests or common equity of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such cancellation, conversion or exchange), plus

(4)                                 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions, redemptions, repurchases, repayments of loans or advances or other transfers of assets (but only to the extent such interest, dividends, distributions, redemptions, repurchases, repayments or other transfers were made in cash), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary), (y) the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided that, in the case of clauses (iv), (ix) or (x) below immediately after giving effect to such action, no Event of Default has occurred and is continuing:

(i)                                     the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.7;

(ii)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company) of Qualified Capital Interests of the Company;

(iii)                               the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes made in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) Qualified Capital Interests of the Company or a Guarantor;

(iv)                              the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Interests in the Company held by employees, consultants, officers or directors, or by former employees, consultants, officers or directors, of the Company or any Restricted Subsidiary (or their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement, termination or alteration of employment or service; provided that the aggregate cash consideration paid for such purchase, repurchase, redemption, defeasance, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $10.0 million in any calendar year;

(v)                                 repurchase, redemptions or other acquisitions or retirements for value of Capital Interests of the Company or any Restricted Subsidiary deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interest represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(vi)                              the prepayment of Intercompany Debt, the Incurrence of which was permitted pursuant to Section 4.9;

(vii)                           cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii)                        the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with Section 4.9;

(ix)                              upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those contained in Section 4.10 and Section 4.14 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x)                                 the payment of other Restricted Payments to Parent to (a) pay reasonable and customary corporate and operating expenses (including reasonable out-of-pocket expenses for legal, administrative and accounting services provided by third parties, and compensation, benefits and other amounts payable to officers and employees in connection with their employment in the ordinary course of business and to board of director observers) in an amount per year not to exceed $6.0 million and (b) pay interest on the Parent Convertible Notes (or any notes or Debt instruments (other than the Notes)

exchanged for the Parent Convertible Notes) in an amount per year not to exceed $4.0 million; provided, that dollar the limitations in the foregoing clauses (a) and (b) for any year shall be proportionately reduced on a dollar-for-dollar basis by an amount equal to (i) any principal payments made or expected to be made (but not interest payments which may continue to be made in the ordinary course of business) in respect of the Ascent Intercompany Loan in such year, except that no such reduction shall be required in respect of a Permitted Distribution of Insurance Proceeds; and (ii) the cash interest payable in respect of any Supplemental Second Lien Notes; provided, further, that (i) to the extent that the cash amount of interest payable on the Parent Convertible Notes is reduced, the dollar limitation in clause (b) shall be reduced on a dollar-for-dollar basis by a corresponding amount; and (ii) any cash transferred from the Company to the Parent pursuant to this clause (x) that is not used for the purposes specified in clauses (a) and/or (b) of this clause (x) within 18 months of the distribution thereof shall be promptly returned to the Company;

(xi)                              with respect to any taxable year for which the Company and/or any of its Subsidiaries is a member of a consolidated, combined or similar income, margin, profits or franchise tax group of which Parent or another direct or indirect parent of the Company is the common parent (a “Tax Group”), distributions or other payments to Parent in an aggregate amount equal to the portion of any consolidated, combined or similar income, margin, profits or franchise taxes of the Tax Group for such taxable year that is attributable to the Company and/or its Subsidiaries; provided that any amount payable under this clause (xi) in respect of any tax for any taxable year shall not exceed the amount of such tax that would have been payable by the Company and/or its applicable Subsidiaries for such taxable year had the Company and/or its applicable Subsidiaries been a stand-alone taxpayer or stand-alone group for all taxable years ending after the date hereof; and provided further, that a distribution or other payment attributable to an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made a cash payment for such purpose to the Company or a Guarantor; and

(xii)                           any distribution of the Parent Convertible Notes from the Company to the Parent solely for the purpose of permitting Parent to cancel such Parent Convertible Notes.

For purposes of this Section 4.7, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company in its sole discretion may classify and divide, and from time to time may redivide and reclassify, such Investment or Restricted Payment in any manner that complies with this Section 4.7 (provided that at the time of reclassification or redivision the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception).

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall be deemed Permitted Investments and shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7 to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph of this Section 4.7.

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Notwithstanding anything to the contrary contained herein, the Company will not, and will not permit any of its Restricted Subsidiaries, to, directly or indirectly, make any payment to or on account of, or purchase or redeem, or make any distribution or dividend to Parent to permit Parent to make any payment to or on account of, purchase or redeem the Parent Convertible Notes other than (i) an Investment in the Parent Convertible Notes made with Additional Notes (or the proceeds of the issuance of Additional Notes) permitted pursuant to clause (iv) of the definition of “Permitted Debt,” (ii) pursuant to a Permitted Distribution of Insurance Proceeds or (iii) any Restricted Payment made pursuant to clause (x) of the second paragraph of this Section 4.7.

SECTION 4.8                                      Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law, rules or regulations) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Guarantor.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)                                 any encumbrance or restriction in existence on the Issue Date, including those required by any Credit Facility in existence on the Issue Date or any future Debt incurred in compliance with any such Credit Facility (so long as such restrictions are not materially more restrictive, taken as a whole, than any such Credit Facility) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, are no more materially restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b)                                 any encumbrance or restriction pursuant to an agreement relating to an acquisition of securities or property, so long as the encumbrances or restrictions in any such agreement relate solely to the securities or property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)                                  any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with a Restricted Subsidiary after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)                                 any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are, in the good faith judgment of the Company, no more materially restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, Refinanced or extended;

(e)                                  customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f)                                   any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g)                                  any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h)                                 any encumbrance or restriction under the Note Documents;

(i)                                     restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(j)                                    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements;

(k)                                 any instrument governing any Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(l)                                     Liens securing Debt otherwise permitted to be Incurred under this Indenture, including pursuant to Section 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)                             customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements; and

(n)                                 restrictions in financings that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and, as determined by management of the Company in its reasonable and good faith judgment, will not materially impair the Company’s ability to make payments required under the Notes.

SECTION 4.9                                      Limitation on Incurrence of Debt.

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Company or any Guarantor may Incur additional Debt if, immediately after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Total Debt Ratio would be less than or equal to 4.75 to 1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this Section 4.9, (x)(a) Debt Incurred under the Credit Agreement that is a revolving credit facility (and any replacement or refinancing thereof) shall be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt” and may not later be reclassified and (b) Debt Incurred under the Credit Agreement (other than Debt that is a revolving credit facility referred to in clause (x)) (and any replacement or refinancing thereof) shall be treated as Incurred pursuant to clause (ii) of the definition of “Permitted Debt” and may not later be reclassified and (y) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.  For purposes of determining compliance with this covenant, except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the definition of “Permitted Debt” or Debt Incurred pursuant to the first paragraph of this Section 4.9, the

Company, in its sole discretion, may classify and divide, and from time to time may redivide and reclassify, all or any portion of such item of Debt in more than one of the types of Debt described (provided that at the time of reclassification or redivision such Debt meets the criteria in such category or categories).

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt (including, for the avoidance of doubt, the issuance of PIK Notes) or payment of dividends on Redeemable Capital Interests in the forms of additional shares of Redeemable Capital Interests with the same terms and any changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Redeemable Capital Interests for purposes of this Section 4.9.

The Company will not and will not permit any Guarantor to, directly or indirectly, incur any Debt that is by its terms (or by the terms of any agreement governing such Debt) subordinated in right of payment to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Debt is subordinated to such other Debt of the Company or such Guarantor, as the case may be. The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Debt that is secured by a Lien on the Collateral that is junior to any Lien securing other Debt of the Company or of such Guarantor, as the case may be, unless such Lien is also made junior to the Lien on the Collateral securing the Notes or the Note Guarantee of such Guarantor; provided, that the Company may incur Additional Notes and related guaranties and Refinancing Debt in respect of such Additional Notes and Notes and related guarantees, in each case, secured by a Lien on the Collateral that is pari passu with the Lien securing the Notes pursuant to the Intercreditor Agreement.

For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company or any Guarantor solely by virtue of being unsecured or secured by a Permitted Lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or other payments among them.

SECTION 4.10                               Limitation on Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the total consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash

Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to a novation, indemnity, assignment and assumption or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)                                 any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion; and

(3)                                 in the case of an Asset Sale of Collateral, and pending further application as described below, the Company or the applicable Restricted Subsidiary, as the case may be, deposits the Net Cash Proceeds therefrom immediately upon receipt thereof as Collateral in one or more accounts (each a “Collateral Proceeds Account”) held by, or under the control of (for purposes of the UCC), the Notes Collateral Agent or its agent to secure the Notes pursuant to arrangements reasonably satisfactory to the Notes Collateral Agent; provided that no such deposit will be required unless the aggregate Net Cash Proceeds from all Asset Sales of Collateral that are not held in a Collateral Proceeds Account exceeds $5.0 million.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1)                                 to repay Debt under the Credit Agreement or any Notes; provided that in the case of any such repayment under the Credit Agreement, the Company effects a permanent reduction in the availability or commitments thereunder;

(2)                                 to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                 to acquire alarm monitoring accounts or agreements;

(4)                                 to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture;

(5)                                 to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)                                 any combination of the foregoing;

provided, that if such Asset Sale was in respect of Collateral, the assets or property in which the Net Cash Proceeds are invested pursuant to the foregoing clauses (2), (3), (5) or (6) (to the extent an investment in one of the foregoing) above shall be Collateral; provided, further, that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (2), (3), (4) or (5), or any combination thereof, of this paragraph, such 365-day period will be extended up to an additional 180 days with respect to the amount of Net Cash Proceeds so committed.  Pending the final application of any Net Cash Proceeds, other than from the sale of Collateral, the Company may temporarily reduce borrowings under the Credit Agreement or otherwise invest such amount in any manner not prohibited by this Indenture.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this Section 4.10 will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25.0 million (it being understood that the Company may, in its sole discretion, make an Asset Sale Offer pursuant to this Section 4.10 prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million), the Company will within 30 days of reaching such threshold make an Asset Sale Offer to all Holders of Notes and, if required by the terms of other Debt secured by a Lien ranking pari passu with the Liens securing the Notes, to all holders of such other Debt, in each case equal to the Excess Proceeds.  The offer price for any Notes in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture.  If the aggregate principal amount of Notes and other Debt secured by a Lien ranking pari passu with the Lien securing the Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other pari passu Debt pro rata in proportion to the respective principal amount of Notes and such other pari passu Debt tendered. The Trustee will select the tendered Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata among all the Notes tendered or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance. The provisions of Section 3.9 shall apply to any Asset Sale Offer.

SECTION 4.11                               Limitation on Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, involving aggregate payments or consideration in excess of $5.0 million, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unaffiliated party;

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the disinterested members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1)                                 Restricted Payments that are permitted pursuant to Section 4.7 and any Permitted Investments that are permitted by this Indenture and transactions permitted by, and complying with, Section 5.1;

(2)                                 the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3)                                 the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to officers, employees and consultants of the Company or any Restricted Subsidiary;

(4)                                 transactions between or among the Company and/or its Restricted Subsidiaries;

(5)                                 any transaction with an Affiliate in which the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Interests of the Company or any Restricted Subsidiary or any issuance of Qualified Capital Interests by the Company or any Restricted Subsidiary;

(6)                                 any agreement or arrangement (other than agreements or arrangements permitted by clause (10) of the second paragraph of this Section 4.11) as in effect on the Issue Date and any amendment, extension or modification thereto so long as such amendment, extension or modification is not more disadvantageous to the Holders of the Notes in any material respect;

(7)                                 transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor, accounting or appraisal firm to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;

(8)                                 any contribution of capital to the Company or any Restricted Subsidiary;

(9)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, on terms that (taken as a whole) are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could reasonably be expected to be obtained in a comparable arm’s length transaction with an unaffiliated party; or

(10)                          payments by the Company or any Restricted Subsidiary made pursuant to management/consulting agreements in existence on the Issue Date that are described in the Offering Memorandum, and the performance of the obligations of the Company and any Restricted Subsidiary as required or permitted by the terms of such agreements; provided, however, that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (10) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders of the Notes.

SECTION 4.12                               Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens, on or with respect to any property or assets of the Company or any Restricted Subsidiary of the Company now owned or hereafter acquired.

SECTION 4.13                               Limitation on Cash Prepayments of Existing Unsecured Notes.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any cash payment to redeem, repurchase, defease (including a covenant or legal defeasance or discharge) or otherwise acquire or retire for cash (including pursuant to mandatory repurchase covenants or in connection with any refinancing) any Existing Unsecured

Notes; provided, that immediately prior to (or on) (i) the date that is 181 days prior to the scheduled maturity date of the Existing Unsecured Notes or (ii) the scheduled maturity date of the Existing Unsecured Notes, the Company and its Restricted Subsidiaries may redeem, repurchase, defease (including a covenant or legal defeasance or discharge) or otherwise acquire or retire the Existing Unsecured Notes for cash with an amount of cash not to exceed $30.0 million.

SECTION 4.14                               Offer to Purchase upon Change of Control.

If a Change of Control occurs, unless the Issuer has exercised its right to redeem all of the Notes as described under Section 3.7, the Issuer will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (the “Change of Control Payment”).  For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made under this Section 4.14 if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer or a third party (including for this purpose any Affiliate of the Issuer) commences an Offer to Purchase all of the outstanding Notes at the Purchase Price and (ii) all Notes validly tendered and not withdrawn pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

On the Purchase Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Offer to Purchase, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) otherwise comply with Section 3.9.

The Issuer shall not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to an Offer to Purchase made by the Issuer and purchases all Notes validly tendered and not withdrawn pursuant to such Offer to Purchase or (ii) a notice of redemption for all outstanding Notes has been given by the Issuer pursuant to Section 3.7(a).

In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept an Offer to Purchase or other tender offer to purchase all of the Notes and the Company (or any third party making such Offer to Purchase or other tender offer to purchase all of the Notes in lieu of the Company as described above) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase or other tender offer to purchase all of the Notes described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in the Offer to Purchase or other tender offer, plus, to the extent not included in the Offer to Purchase or other tender offer, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the rights of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations and no Default or Event of Default shall be deemed to have occurred as a result of such compliance.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase.

SECTION 4.15                               Maintenance of Properties and Corporate Existence.

Except as otherwise permitted by Section 4.10, Section 4.14 or Article V hereof, the Company shall make all reasonable efforts to cause all material properties used or useful in the conduct of its business or the business of any of the Guarantors to be maintained and kept in good operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereto as in the judgment of the Issuer are reasonably necessary in the conduct of the business of the Issuer and its Guarantors; provided, that the Company shall not be obligated to make such repairs, renewals, replacements, betterments and improvements if the failure to do so would not result in a material adverse effect on the financial condition or results of operations of the Company and the Guarantors taken as a whole.

Subject to Sections 4.7, 4.10 and 4.14 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof would not result in a material adverse effect on the financial condition or results of operations of the Company and the Guarantors taken as a whole.

SECTION 4.16                               Limitation on Distribution of Certain Insurance Proceeds.

The Company will not, and will not permit any of its Restricted Subsidiaries to, distribute to the Parent any proceeds received in connection with that certain anticipated insurance reimbursement in an estimated amount of $9,700,000 (the “Insurance Proceeds”), except (a) in connection with a settlement of that certain action pending in the Delaware Chancery Court captioned KLS Diversified Master Fund, L.P. v. Fitzgerald, et al., (Case No. 2018-0636), which settlement either satisfies all or a portion of the Parent Convertible Notes or extends the maturity date of all or a portion the Parent Convertible Notes to a date at least 91 days after the maturity date of the Notes (the “Settlement”) or (b) as part of an exchange or other similar transaction in lieu of a Settlement that either refinances, repays, redeems or repurchases all or a portion of the Parent Convertible Notes and/or extends the maturity date of the Parent Convertible Notes to a date at least 91 days after the maturity date of the Notes; provided that any such distribution from the Company to the Parent shall be made solely in the form of repayment in full satisfaction of the Ascent Intercompany Loan (any such distribution permitted hereby being referred to as, a “Permitted Distribution of Insurance Proceeds”).

SECTION 4.17                               Limitation on Business Activities.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to the extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole (as determined by the Board of Directors of the Company).

SECTION 4.18                               Additional Note Guarantees.

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in Section 12.1 of this Indenture. After the Issue Date, the Company will cause each of its Restricted Subsidiaries (other than (x) any Restricted Subsidiary of the Company that is a CFC and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result of providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Company or any Guarantor)) to guarantee the Notes and the Company’s other obligations under this Indenture pursuant to a supplemental indenture in accordance with Article IX of this Indenture and to execute a joinder to the Security Documents or new Security Documents with respect to assets thereof that constitute Collateral, to the extent required by the terms thereof, and take all actions required thereunder to perfect the liens created thereunder.

SECTION 4.19                               Limitation on Creation of Unrestricted Subsidiaries.

The Company may designate any Subsidiary of the Company (including any newly acquired Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Company may designate any of its Subsidiaries as an Unrestricted Subsidiary under this Indenture unless such Subsidiary (i) owns any Capital Interests of the Company, (ii) owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company or (iii) owns any material assets or property that is or are, individually or in the aggregate, material; provided that either:

(x)                                 the Subsidiary to be so designated has total assets of $1,000 or less; or

(y)                                 immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 4.9 and (ii) the Company or any Restricted Subsidiary would be permitted to make a Restricted Payment (other than a Permitted Investment) in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available in connection with Section 4.7.

Notwithstanding the foregoing, the Company will not permit any Unrestricted Subsidiary to conduct any material business or operations or hold any assets or property that is or are, individually or in the aggregate, material.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Company if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

SECTION 4.20                               Limitation on Ownership of Foreign Subsidiaries and CFCs.

The Company will not acquire or permit any Restricted Subsidiary to acquire or own any Subsidiary (including any newly acquired Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) that is a Foreign Subsidiary or CFC unless all of the Capital Interests of such Foreign Subsidiary or CFC are directly acquired by and (for so long as such Foreign Subsidiary or CFC is a Subsidiary of the Company or any Restricted Subsidiary) owned by the Company or a by a Guarantor.

SECTION 4.21                               No Impairment of Security Interests.

Subject to the rights of the holders of Permitted Liens, neither the Company nor any of its Restricted Subsidiaries is permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Notes Collateral Agent, the Trustee and Holders.

SECTION 4.22                               Further Assurances.

The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Trustee or Notes Collateral Agent may reasonably request (including the filing of UCC continuation statements and amendments), in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company and each Guarantor will reasonably promptly secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance necessary to pledge, secure or create a perfected security interest with respect to the Collateral. Neither the Trustee nor the Notes Collateral Agent shall have any duty to create, perfect, file and/or record any security interest or Lien or to file any UCCs, UCC financing statements or UCC continuation statements or incur any expense related thereto.

SECTION 4.23                               Certain After-Acquired Property.

Upon (i) forming or acquiring any new direct or indirect Subsidiary that becomes, or is required to become a Guarantor, or (ii) any existing Subsidiary that is not a Guarantor becoming, or becoming required to become, a Guarantor, in each case, pursuant to Section 4.18 or otherwise in accordance with this Indenture, the Company shall, at the Company’s expense:

(1)           within 10 days after such formation or acquisition, furnish to the Trustee a description of the real and personal properties of such Subsidiary;

(2)           (A) within 60 days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Trustee deeds of trust, trust deeds, deeds to secure debt, and mortgages, in each case, only with respect to fee owned real property with a value in excess of $1.0 million owned by the entity that is the subject of such formation or acquisition and (B) within 15 days after such formation or acquisition, cause such Subsidiary to duly execute and deliver to the Trustee security agreement supplements, intellectual property security agreement supplements and other security and pledge agreements in form and substance satisfactory to the Notes Collateral Agent in respect of all Collateral owned by such Subsidiary, securing payment of the Notes Obligations;

(3)           within 30 days after such formation or acquisition, cause such Subsidiary to take whatever action (including, subject to the limitations set forth in clause (2) above, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be necessary to vest in the Notes Collateral Agent valid, perfected and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, security agreement supplements, intellectual property security agreement supplements and all other security and pledge agreements delivered in connection with such granting of a Note Guarantee, enforceable against all third parties in accordance with their terms;

(4)           within 60 days after such formation or acquisition, deliver to the Notes Collateral Agent a signed copy of a customary opinion of counsel, addressed to the Notes Collateral Agent and the Holders, as to the matters contained in clauses (2) and (3) above and the validity of the Note Guarantee of such Guarantor; and

(5)           within 60 days after such formation or acquisition, deliver to the Notes Collateral Agent with respect to each parcel of fee owned real property with a value in excess of $1,000,000 owned by the entity that is the subject of such granting of a Note Guarantee Completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each [such real property] (together with a notice about special flood hazard area status and flood disaster assistance) duly executed by the Company or the Guarantor and if [such real property] is located in a special flood hazard area, evidence of flood insurance, title reports, surveys and such engineering, soils and other reports, and environmental assessment reports as may be in the possession of such entity, and title reports and surveys; provided, however, that to the extent that the

Company or any Guarantor shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Notes Collateral Agent.

Upon the acquisition of any fee owned property, other than any Excluded Assets and any fee owned real property with a value less than $1,000,000, by the Company or any Guarantor, if such property shall not already be subject to a perfected second priority security interest in favor of the Notes Collateral Agent for the benefit of the Holders, then the Company shall, at the Company’s expense:

(1)           within 10 days after such acquisition, furnish to the Notes Collateral Agent a description of the property so acquired;

(2)           within 60 days after such acquisition, cause the Company or the applicable Guarantor to duly execute and deliver to the Notes Collateral Agent deeds of trust, trust deeds, deeds to secure debt and mortgages securing payment of the Notes Obligations;

(3)           within 60 days after such acquisition, cause the Company or the applicable Guarantor to take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary to vest in the Notes Collateral Agent valid, perfected and subsisting Liens on such property, enforceable against all third parties;

(4)           within 60 days after such acquisition, deliver to the Notes Collateral Agent a signed copy of a customary opinion of counsel, addressed to the Notes Collateral Agent and the Holders, as to the matters contained in clauses (2) and (3) above and such other matters as the Notes Collateral Agent may reasonably request; and

(5)           within 60 days after such acquisition, deliver to the Notes Collateral Agent with respect to such real property Completed Life-of-Loan Federal Emergency Management Agency Standard Flood Hazard Determination with respect to [such real property] (together with a notice about special flood hazard area status and flood disaster assistance) duly executed by the Company or the applicable Guarantor relating thereto and if [such real property] is located in a special flood hazard area, evidence of flood insurance, title reports, surveys and engineering, soils and other reports, and environmental assessment reports as may be in the possession of such entity; provided, however, that to the extent that the Company or any Guarantor shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Notes Collateral Agent.

Upon forming or acquiring any new direct or indirect Subsidiary, the Company or the Guarantor, as applicable, shall pledge the equity of such Subsidiary in favor of the Notes Collateral Agent in accordance with the provisions of the Security Documents.

Upon the request of the Notes Collateral Agent (acting at the direction of Holders holding at least a majority in aggregate principal amount of outstanding Notes) following the occurrence and during the continuance of a default or Event of Default, the Company shall, at the

Company’s expense, furnish to the Notes Collateral Agent any Collateral and Security Documents required to be furnished to the Credit Agreement Administrative Agent or Credit Agreement Collateral Agent.

Each of the foregoing deadlines in this Section 4.22 shall be automatically extended to the extent the Credit Agreement Collateral Agent (or administrative agent thereunder) extends any such same deadline under the Credit Agreement. If granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Notes Collateral Agent on behalf of the Trustee and the holders of the Notes (and other Second Priority Obligations if required thereby). If such third party does not consent to the granting of the security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

SECTION 4.24                               Cash Management Systems.

Any deposit account or securities account of the Company or the Guarantors shall be (i) established solely for the purpose of funding payroll and other compensation and benefits to employees, (ii) subject to a control agreement acceptable to the Notes Collateral Agent in favor of the Notes Collateral Agent or (iii) in the aggregate with all other accounts falling under this clause (iii), have an average balance of no more than $1.0 million for the previous thirty day period.

SECTION 4.25                               Financing Statements.

From and after the Issue Date, the Company will continue to (i) make all filings in all necessary jurisdictions in accordance with applicable provisions of the UCC as in effect in such jurisdictions (including but not limited to filings of financing statements, together with all necessary amendments and continuations thereof) as may be required to maintain, and (ii) conduct lien searches in all appropriate jurisdictions in order to confirm, the security interest created by the Security Documents in the Collateral.  The Company hereby irrevocably authorizes the Trustee and Notes Collateral Agent, for the benefit of the Holders, at any time after the occurrence and during the continuance of an Event of Default, to file in any filing office in any appropriate UCC jurisdiction one or more amendments, continuations, assignments or other documents for the purpose of assigning to the Trustee and Notes Collateral Agent, for the benefit of the Company, the Company’s security interests evidenced by any and all financing statements filed by the Company or any other Person in connection with the creation of the security interest in the Collateral.

Article V

SUCCESSORS

SECTION 5.1                                      Consolidation, Merger, Conveyance, Transfer or Lease.

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary of the Company that is not a Guarantor into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person (other than in connection with the Transactions), unless:

(i)            either:  (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture (or, in the case of the Security Documents, other documents reasonably acceptable to the Trustee and the Notes Collateral Agent), the due and punctual payment of all amounts due in respect of the principal of, and premium, if any, on, and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture and the Security Documents;  provided that at any time the Issuer or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia;

(ii)           immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)          immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9;

(iv)          the Company delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

(v)           to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Surviving Entity are assets of the type which would constitute Collateral under the Security Documents, the Surviving Entity will take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(vi)          the Collateral owned by or transferred to the Surviving Entity shall: (A) continue to constitute Collateral under this Indenture and the Security Documents, (B) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Holders of the Notes, and (C) not be subject to any Lien other than Permitted Liens.

The preceding clause (iii) will not prohibit a merger between the Company (or any Restricted Subsidiary that is not a Guarantor) and an Affiliate thereof incorporated solely for the purpose of changing the Company’s (or such Restricted Subsidiary’s) state of incorporation or converting the Company (or such Restricted Subsidiary) into a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

No Guarantor may consolidate with or merge with or into another Person, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists or shall have occurred and be continuing;

(2)           either (a) such Guarantor will be the surviving or continuing Person or (b) the Person (if other than the Guarantor) formed by or surviving any such consolidation or merger is (x) another Guarantor or (y) any Person that is a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia that assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Security Documents (the “Successor Guarantor”);

(3)           to the extent any assets of the Guarantor which is merged, consolidated or amalgamated with or into the Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(4)           the Collateral owned by or transferred to the Successor Guarantor shall:  (i) continue to constitute Collateral under this Indenture and the Security Documents, (ii) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Holders of the Notes, and (iii) not be subject to any Lien other than Permitted Liens.

For all purposes of this Indenture and the Notes, (i) Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries thereof as provided pursuant to this Indenture and (ii) all Debt and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2                                      Successor Person Substituted.

Subject to Section 12.7, upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and when such successor Person duly assumes all the obligations and covenants of the Issuer pursuant to this Indenture and the Notes, the predecessor Person shall be relieved of all such obligations; provided, however, that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

Article VI

DEFAULTS AND REMEDIES

SECTION 6.1                                      Events of Default.

Each of the following constitutes an “Event of Default”:

(1)           default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)           failure to perform or comply with Section 5.1;

(4)           except as permitted by this Indenture, (i) any Note Guarantee of any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect and enforceable in accordance with its terms (other than in accordance with the terms of the Note Guarantee or this Indenture) for a period of 30 days after written notice thereof has been given to the Company by the

Trustee or the Holders of 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company) shall for any reason be asserted by any Guarantor that is a Significant Subsidiary of the Company (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of the Company) or the Company not to be in full force and effect and enforceable in accordance with its terms (other than by reason of release of the Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(5)           failure by the Company or any Guarantor to comply with any covenant or agreement in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above) or the Security Documents, and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)           a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (including the Credit Agreement and the Existing Unsecured Notes but excluding the Notes) by the Company or any of its Restricted Subsidiaries having, individually or in the aggregate, a principal amount, for all such loans and advances, outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)           the entry against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)           (i) the Company, any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           admits, in writing, its inability generally to pay its debts as they become due; or

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, in an involuntary case;

(b)           appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary of the Company; or

(c)           orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains undischarged, remedied or unstayed and in effect for 60 consecutive days; or

(9)           The occurrence of any of the following:

(a)           except as permitted by the Security Documents, any Security Document establishing the Liens securing the Notes Obligations ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien securing the Second Priority Obligations purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $1.0 million, ceases to be an enforceable and perfected Lien;

(b)           except as permitted by the Security Documents, any Lien securing any Notes Obligations purported to be granted under any Note Document on Collateral, in the aggregate, having a Fair Market Value in excess of $1.0 million, ceases to be an enforceable and perfected first priority Lien, subject to the Intercreditor Agreement and Permitted Liens; and

(c)           the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Collateral Document establishing Liens.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to have notice of any Default or Event of Default and shall not have any duty or responsibility in respect thereof unless and until a Responsible Officer of the Trustee has received written notice of such Default or Event of Default or has actual knowledge of such Default or Event of Default.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the existence of a Default or Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates, except as otherwise provided herein).

SECTION 6.2                                      Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the Event of Default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Company, the principal of and accrued interest, if any, on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

If the Notes are accelerated or otherwise become due prior to their maturity date for any reason (including the acceleration of claims by operation of law), in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption.

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a voluntary or involuntary bankruptcy or insolvency event (including the acceleration of claims by operation of law) or pursuant to a plan of reorganization), the premium (including, without limitation, the Applicable Premium) applicable with respect to an optional redemption of the Notes will automatically and immediately be due and payable as though the Notes were optionally redeemed and such premium shall constitute part of the Obligations hereunder, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above constitutes liquidated damages (and not unmatured interest or a penalty) sustained by each Holder as the result of the acceleration and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (1) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (2) the premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (3) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (4) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to Holders as herein described is a material inducement to Holders to purchase the Notes.

SECTION 6.3                                      Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4                                      Waiver of Past Defaults.

The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (including acceleration) except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders of the Notes then outstanding.

SECTION 6.5                                      Control by Majority.

Subject to Section 6.6, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6                                      Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

(b)           the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)           during such 60-day period the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7                                      Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8                                      Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and premium and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9                                      Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                               Priorities.

Any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11                               Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article VII

TRUSTEE

SECTION 7.1                                      Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof or otherwise in accordance with the direction of the Holders of at least a majority in principal amount of outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee, security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2                                      Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

(i)            The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(k)           Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or the existence of an default or Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates delivered pursuant to Section 4.4, except as otherwise provided herein).

(l)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge (in the case of Defaults or Events of Default related to the payment of principal or interest payments) thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

(m)          Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

SECTION 7.3                                      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4                                      Trustee’s Disclaimer.

The Trustee shall not be responsible for or make any representation as to the validity or adequacy of this Indenture or the Notes, and shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, and shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication on the Notes.

SECTION 7.5                                      Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after knowledge by the Trustee.  Except in the case of a Default in payment of principal of, and premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6                                      Reports By Trustee to Holders of the Notes.

Beginning on the first anniversary of the Issue Date and on every anniversary of the Issue Date thereafter for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

SECTION 7.7                                      Compensation and Indemnity.

The Issuer shall pay to the Trustee and the Notes Collateral Agent from time to time reasonable compensation as is agreed to from time to time by the Issuer and the Trustee and the Notes Collateral Agent, as applicable, for its acceptance of this Indenture and services hereunder.  The Trustee’s and the Notes Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the agents and counsel of the Trustee and the Notes Collateral Agent.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Notes Collateral Agent (in each case, which for purposes of this Section 7.7 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or the Security Documents, including the costs and expenses of enforcing this Indenture or the Security Documents against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee and the Notes Collateral Agent, as applicable, shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee or the Notes Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee and the Notes Collateral Agent shall cooperate in the defense, unless the Trustee or the Notes Collateral Agent, as applicable, shall have reasonably concluded that a conflict may arise between the positions of the Issuer and the Guarantors, on the one hand, and the Trustee or the Notes Collateral Agent, as applicable, on the other hand, in conducting the defense of any such action or that there may be legal defenses available to the Trustee or the Notes Collateral Agent, as applicable, which are different from or additional to those available to the Issuer and the Guarantors, in which case the Trustee or the Notes Collateral Agent, as applicable, shall have the right to assume such legal defenses and to otherwise participate in the defense of such action.  The Trustee and the Notes Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee or the Notes Collateral Agent.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee or the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

To secure the Company’s and the Guarantors’ payment obligations in this Section 7.7, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.

SECTION 7.8                                      Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of at least a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under and the Lien provided for in Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9                                      Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10                               Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof or the District of Columbia that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes.

SECTION 7.11                                 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12                               Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13                               Limitation of Liability.

In no event shall the Trustee, in its capacity as such or as Paying Agent or Registrar or in any other capacity hereunder, or the Notes Collateral Agent, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.  The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The provisions of this Section 7.12 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee or the Notes Collateral Agent.

SECTION 7.14                               USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act of 2001, the Trustee is required to obtain, verify, record and update information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer, each Guarantor and each Restricted Subsidiary agree that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the applicable requirements of the USA PATRIOT Act of 2001, including but not limited to the name, address, tax identification number and other information that will allow it to identify a person or legal entity that is establishing a relationship or opening an account, and may also ask the Issuer or any Guarantor or any Restricted Subsidiaries to provide the Trustee with formation documents, such as articles of incorporation or other identifying documents, in respect of such person or legal entity.

SECTION 7.15                               Limitation on Duty of Trustee in Respect of Collateral.

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  Subject to Section 7.1, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or the Security Documents by the Issuer, the Guarantors or the Notes Collateral Agent.  The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or reemployed by the Issuer or by the Trustee, in relation to any matter arising in the administration of this Indenture or the Security Documents.

Article VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1                                      Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2                                      Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”).  For this purpose, legal defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including under Section 7.7 and 8.5 hereof and the Issuer’s and the Guarantors’ obligations in connection therewith; (d) the Company’s rights pursuant to Section 3.7; and (e) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3                                      Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and 4.22 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6), (7) and (9) hereof shall not constitute Events of Default.

SECTION 8.4                                      Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either legal defeasance or covenant defeasance:

(1)           the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments (without consideration of reinvestment), specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes:  (A) cash in U.S. dollars in an amount, (B) Government Securities or (C) a combination thereof, in each case, sufficient without reinvestment, and in the case of Government Securities, in the opinion of a nationally recognized firm of independent public accountants or an investment bank expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of, and premium, if any, on, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes (provided that if such redemption is made as provided in Section 3.7(c) of this Indenture, (x) the amount of cash in U.S. dollars, Government Securities, or a combination thereof, that may be irrevocably deposited will initially be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional cash in U.S. dollars in trust on the redemption date as necessary to pay the Applicable Premium as determined by such redemption date);

(2)           in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)           in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)           no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)           such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with and such legal or covenant defeasance is permitted by the terms hereof.

The Collateral will be released from Liens securing the Notes as provided under Section 10.4.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable (including by reason of a redemption pursuant to the terms of this Indenture as described under Section 3.7), or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5                                      Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the

Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6                                      Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.7                                      Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8                                      Discharge.

The Issuer and the Guarantors may terminate the obligations under the Note Documents and the Liens on the Collateral securing the Notes will be released (a “Discharge”) when:

(1)           either:  (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable (including by reason of a redemption pursuant to the terms of this Indenture as described under Section 3.7) or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes (without consideration of reinvestment), not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(4)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have its obligations discharged with respect to the outstanding Notes.  Such [legal defeasance/discharge] means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)           the rights of Holders of such Notes to receive payments in respect of the principal of and premium, if any, on, and interest on such Notes when payments are due;

(2)           the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the Trustee;

(4)           the Company’s right of optional redemption; and

(5)           the defeasance provisions of this Indenture.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                                      Without Consent of Holders of the Notes.

Notwithstanding Section 9.2, without the consent of any Holders, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture and the Guarantees and may amend the Security Documents and/or the Intercreditor Agreement for any of the following purposes:

(1)           to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture, the Guarantees, the Notes, the Security Documents and the Intercreditor Agreement;

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3)           to add additional Events of Default;

(4)           to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5)           to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)           to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)           to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)           to conform the text of this Indenture, the Notes, the Security Documents or the Intercreditor Agreement to any provision of the “Description of New Notes” in the Offering Memorandum;

(10)         to add any additional Guarantee of the Notes as provided in this Indenture or otherwise or to release Guarantees or Guarantors when permitted by this Indenture;

(11)         to provide for the succession of any parties to the Note Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement or any other agreement that is not prohibited by this Indenture;

(12)         to provide for the release or addition of Liens on Collateral in accordance with the terms of, and as permitted by, this Indenture and the Security Documents;

(13)         to make, complete or confirm any grant of Liens on Collateral, including to secure any Obligations, to the extent permitted by the Note Documents; or

(14)         to add additional secured parties with respect to the Obligations to any Security Documents to the extent permitted thereunder.

SECTION 9.2                                      With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent may enter into an indenture or indentures supplemental to this Indenture (together with the other consents required thereby) and may amend the Security Documents and the Intercreditor Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, the Security Documents or the Intercreditor Agreement or of modifying in any manner the rights of the Holders of the Notes under this Indenture, the Notes, the Security Documents or the Intercreditor Agreement, including the definitions herein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2)           reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3)           modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,

(4)           (a) make any change in the Notes, this Indenture, the Note Guarantees, the Intercreditor Agreement or the other Security Documents (i) modifying the application of proceeds of the Collateral in a manner that would adversely affect the rights of Holders hereunder or thereunder, (ii) that would adversely alter the priority and/or the security interests of the Notes Collateral Agent on behalf of any Holders in the Collateral (including with respect to any other Notes) or (iii) that would subordinate, in right of payment, any Notes or the Note Guarantees of the Guarantors to any other Debt of the Company or such Guarantors, including any other Notes; or (b) amend the penultimate paragraph of Section 4.9.

(5)           modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6)           release any Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture) or release all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Intercreditor Agreement).

It is not necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:

(1)           in any payment in respect of the principal of, and premium, if any, on, or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)           in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 9.3                                      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.4                                      Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5                                      Trustee to Sign Amendments, Etc.

The Trustee and the Notes Collateral Agent shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Notes Collateral Agent.  The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived and that such amendment or supplemental indenture is not inconsistent herewith.

Article X

COLLATERAL

SECTION 10.1                               Security Documents.

(a)           The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by the Guarantors pursuant to the Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuer and the Guarantors under the Note Documents shall be secured as provided in the Security Documents, which the Issuer and the applicable Guarantors entered into on the Issue Date and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture.  The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Liens permitted by Section 4.12.

Notwithstanding the foregoing, the Issuer shall use commercially reasonable efforts to perfect on the Issue Date all security interests in the Collateral (other than Excluded Assets) owned by the Issuer or any Guarantor on the Issue Date and, with respect to any Collateral (other than Excluded Assets) owned by the Issuer or any Guarantor on the Issue Date, for which security interests have not been granted or perfected on or prior to the Issue Date, use commercially reasonable efforts to cause the taking of additional actions required to grant or perfect the security interest in the Collateral required to be pledged under this Indenture and the Security Documents within 90 days following the Issue Date.

SECTION 10.2                               Notes Collateral Agent.

(a)                                 The Notes Collateral Agent is authorized and empowered to appoint one or more co-Notes Collateral Agents as it deems necessary or appropriate.

(b)                                 Subject to Section 7.1, neither the Trustee nor the Notes Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Notes Obligations and Second Priority Obligations for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing the Notes Obligations and Second Priority Obligations or the Security Documents or any delay in doing so.

(c)                                  The Notes Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and directions received hereunder, the Notes Collateral Agent will be subject to directions received pursuant to the Security Documents and the Intercreditor Agreement. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, the Notes Collateral Agent will not be obligated:

(i)                                     to act upon directions purported to be delivered to it by any other Person;

(ii)                                  to foreclose upon or otherwise enforce any Lien securing the Notes Obligations and Second Priority Obligations; or

(iii)                               to take any other action whatsoever with regard to any or all of the Liens securing the Notes Obligations and Second Priority Obligations, Security Documents or Collateral.

(d)                                 The Notes Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing the Notes Obligations and Second Priority Obligations or the Security Documents.

(e)                                  In acting as Notes Collateral Agent or co-Notes Collateral Agent, the Notes Collateral Agent and each co-Notes Collateral Agent may rely upon and enforce each and all of the rights, protections, privileges, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

(f)                                   The holders of Notes agree that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Notes Collateral Agent by this Indenture and the Security Documents.  Furthermore, each holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Notes Collateral Agent to enter into and perform the Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g)                                  At all times when the Trustee is not itself the Notes Collateral Agent, the Issuer will deliver to the Trustee copies of all Security Documents delivered to the Notes Collateral Agent and copies of all documents delivered to the Notes Collateral Agent pursuant to this Indenture and the Security Documents.

(h)                                 Notwithstanding anything in this Indenture to the contrary and for the avoidance of doubt, the Notes Collateral Agent and the Trustee shall have no duty to act outside of the United States in respect of any Collateral.

SECTION 10.3                               Authorization of Actions to Be Taken.

(a)                                 Each holder of Notes, by its acceptance thereof, appoints the Notes Collateral Agent as its collateral agent under the Security Documents, consents and agrees to the terms of each Security Document and the Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Notes Collateral Agent to enter into the Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Notes Collateral Agent to enter into, and the Notes Collateral Agent to execute and deliver, the Security Documents and Intercreditor Agreement and authorizes and empowers the Trustee and the Notes Collateral Agent to bind the holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder. The Trustee and the Notes Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Notes Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c)                                  Subject to the provisions of Article VI, Section 7.1 and Section 7.2 hereof, the Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the holders, direct, on behalf of the holders, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)                                     foreclose upon or otherwise enforce any or all of the Liens securing the Notes Obligations;

(ii)                                  enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(iii)                               collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Notes Obligations or the Security Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Notes Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Notes Collateral Agent.

SECTION 10.4                               Release of Collateral.

(a)                                 Notwithstanding anything to the contrary in the Security Documents and subject to subsections (b) and (c) of this Section 10.4, the Company and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances. The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreement or the Security Documents:

(i)                                     upon Discharge of Notes Obligations;

(ii)                                  to enable the disposition of such property or assets to a Person that is not the Company or a Guarantor to the extent not prohibited under Section 4.10;

(iii)                               in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor;

(iv)                              in connection with the taking of an enforcement action by the representative of any First Priority Obligation or Second Priority Obligation in accordance with the terms of the Intercreditor Agreement; and

(v)                                 as described under Article IX.

In addition, the security interests granted pursuant to the Security Documents securing the Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable pledgors, when (i) payment in full in cash of the principal of, together with accrued and unpaid interest on, and premium, if any, on the Notes and all other obligations related thereto under this Indenture, the Guarantees under this Indenture and the Security Documents, including any premiums, that are due and payable at such time is made or (ii) a legal defeasance or covenant defeasance of this Indenture or upon a satisfaction and discharge of this Indenture, in each case, as described in Article VIII of this Indenture.

In connection with any termination or release pursuant to this Section 10.4(a), the Notes Collateral Agent shall execute and deliver to any pledgor, at such pledgor’s expense, all documents that such pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such pledgor, such of the pledged Collateral that may be in the possession of the Notes Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents.  Any execution and delivery of documents pursuant to this Section 10.4(a) shall be without recourse to or warranty by the Notes Collateral Agent.  In connection with any release pursuant to this Section 10.4(a), the pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officers’ Certificate from the Issuer, as described in Section 10.4(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Notes Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b)                                 Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 10.4(a)(iii) or (v), such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 10.4(a)(i), (ii) and (iv), the Notes Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release, unless, in each case, an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 10.4, have been met and stating under which of the circumstances set forth in Section 10.4(a) above the Collateral is being released have been delivered to the Notes Collateral Agent on or prior to the date of such release.

(c)                                  Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Notes Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the holders, except as otherwise provided in the Intercreditor Agreement.

SECTION 10.5                               Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or the Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or the Guarantors or of any officer or officers thereof required by the provisions of this Article X; and if the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent.

SECTION 10.6                               Release Upon Termination of the Issuer’s Obligations.

In the event (i) that the Issuer delivers to the Trustee, with a copy to the Notes Collateral Agent, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under the Note Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuer and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

Article XI

[RESERVED]

Article XII

NOTE GUARANTEES

SECTION 12.1                               Note Guarantees.

(a)                                 Each Guarantor hereby jointly and severally, fully and unconditionally guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee for itself and on behalf of such Holder, that:  (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the

Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, any Guarantor or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  This clause (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This clause (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 12.2                               Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 12.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member, director, member or other authorized person, as applicable) on behalf of such Guarantor by manual or facsimile signature.  In case the Officer, board member or director or member of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such Officer, board member, director, member or other authorized person before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member, director, member or other authorized person.

Each Guarantor agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect and apply to all the Notes (including, without limitation, any Additional Notes and PIK Notes) notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 12.3                               Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.4                               Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 12.5                               [Intentionally Omitted].

SECTION 12.6                               [Intentionally Omitted].

SECTION 12.7                               Release of a Guaranty.

The Note Guarantee of a Guarantor and its other Obligations under this Indenture will be automatically and unconditionally released:

(a)                                 in the event of a sale or other transfer or disposition of all of the assets of such Guarantor, by way of consolidation, merger or otherwise, or a sale or other disposition of all of the Capital Interests in such Guarantor to any Person that is not an Affiliate of the Company, to the extent otherwise permitted in this Indenture;

(b)                                 in connection with a Discharge, legal defeasance or covenant defeasance in compliance with Article VIII; or

(c)                                  upon dissolution and completion of winding up of such Guarantor, to the extent otherwise permitted in this Indenture.

Any Guarantor not so released shall remain liable for the full amount of principal and interest on the Notes as provided in its Note Guarantee.

SECTION 12.8                               Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 12.9                               Future Guarantors.

Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.18 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate (upon which the Trustee shall be entitled to conclusively and exclusively rely) to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Article XIII

MISCELLANEOUS

SECTION 13.1                               Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the TIA shall control.

SECTION 13.2                               Notices.

Any notice or communication by the Issuer, any Guarantor, the Trustee or the Notes Collateral Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Issuer or any Guarantor:

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:                                          (972) 620-5570

Attention:                                          Fred A. Graffam

With a copy to:

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, CO 80111

Facsimile:                                          (303) 352- 2039

Attention:                                          William E. Niles

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Facsimile:                                          (713) 546-7463

Attention:                                          David J. Miller

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Facsimile:                                          (212) 259-2503

Attention:                                          Renee Wilm

If to the Trustee or Notes Collateral Agent:

Ankura Trust Company

[    ]

Facsimile:                                          [     ]

Attention:                                          [     ]

The Issuer, the Guarantors, the Trustee and the Notes Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.  All notices and communications to the trustee shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced on or before delivery of any such instructions or directions whenever a person is to be added or deleted from the listing.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 13.3                               Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.4                               Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes [and the issuance of any Notes in connection with the payment of PIK Interest hereunder](2)), the Issuer shall furnish to the Trustee upon request:

(a)                                 an Officers’ Certificate (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5                               Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.6                               Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7                               No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Note Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.  Each Holder of the Notes by accepting a Note and the Trustee waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(2)  NTD: Ankura to confirm.

SECTION 13.8                               Governing Law.

THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.9                               No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10                        Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 13.11                        Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12                        Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13                        Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14                        Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 13.14.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MONITRONICS INTERNATIONAL, INC.

By:
	Name:	William E. Niles
	Title:	Executive Vice President and Secretary

Signature Page to Indenture

GUARANTORS:

MONITRONICS CANADA, INC.

By:
Name:	William E. Niles
Title:	Vice President

MONITRONICS FUNDING LP

By:
Name:	William E. Niles
Title:	Vice President

MONITRONICS SECURITY LP

By:
Name:	William E. Niles
Title:	Vice President

SECURITY NETWORKS LLC

By:
Name:	William E. Niles
Title:	Vice President

MI SERVICER LP, LLC

By:
Name:	William E. Niles
Title:	Vice President

Signature Page to Indenture

LIVEWATCH SECURITY, LLC

By:
Name:	William E. Niles
Title:	Vice President

MIBU SERVICER INC.

By:
Name:	William E. Niles
Title:	Vice President

PLATINUM SECURITY SOLUTIONS, INC.

By:
Name:	William E. Niles
Title:	Vice President

Signature Page to Indenture

ANKURA TRUST COMPANY, as Trustee and Notes Collateral Agent

By:
	Name:	[ ]
	Title:	[ ]

Signature Page to Indenture

EXHIBIT A

FORM OF 5.500%/6.500% SENIOR SECURED SECOND LIEN CASHPAY/PIK NOTES DUE 2023

(Face of 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023)
5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023

[Global Note Legend]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MONITRONICS INTERNATIONAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & Co. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Restricted Note Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE

CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a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“OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

[Regulation S Temporary Global Note Legend]

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BECOME THE REGULATION S PERMANENT GLOBAL NOTE AFTER EXPIRATION OF THE RESTRICTED PERIOD.”

MONITRONICS INTERNATIONAL, INC.
5.500%/6.500% SENIOR SECURED SECOND LIEN CASHPAY/PIK NOTES DUE 2023

No.	INITIAL NOTES CUSIP:
144A: 609453 AJ4
Reg S: U60999 AD8
IAI: [ ]
INITIAL NOTES ISIN:
144A: US609453AJ41
Reg S: USU60999AD88
IAI: [ ]

Monitronics International, Inc. promises to pay to Cede & Co. or registered assigns, the principal sum of [ ($ )] [ ($ )] on April 30, 2023.

Interest Payment Dates: April 30 and October 30, beginning April 30, 2019

Record Dates: April 15 and October 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

MONITRONICS INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023
referred to in the within-mentioned Indenture:

Dated: January [ ], 2019

ANKURA TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

(Reverse of Note)
5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023
MONITRONICS INTERNATIONAL, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 Interest.

(a)                                 Monitronics International, Inc., a Texas corporation (“Monitronics” or the “Issuer”), promises to pay interest on the principal amount of this Note (the “Notes”) at the rate of 12.000% per annum, consisting of 5.500% per annum payable in cash and 6.500% per annum payable in the form of increased principal amount of the Note or the issuance of additional Notes (“PIK Interest”) calculated based on the outstanding principal amount of Notes as of the beginning of such interest period (after giving effect to (x) any issuance of additional Notes in respect of the immediately preceding interest period and (y) any PIK Interest in respect of the preceding interest periods).  Monitronics will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on April 30 and October 30, commencing on April 30, 2019, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes (including any Additional Notes, if any) shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including January [  ], 2019.  Monitronics shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2)                                 Method of Payment.  Monitronics will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the April 15 and October 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of Monitronics maintained for such purpose within or without the City and State of New York, or, at the option of Monitronics, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Certificated Notes the Holders of which shall have provided written wire transfer instructions to Monitronics and the Paying Agent.  Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. With respect to payments of PIK Interest, PIK Interest on the Notes shall be payable (x) with respect to Global Notes registered in the name of, or held by, DTC, by increasing the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest payable with respect to the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee, or if necessary, by issuing a new Global Note executed by the Issuer and a written order to the Trustee (or its authenticating agent) to authenticate such new Global Note under the Indenture and (y) with respect to certificated Notes, by issuing additional Notes in definitive form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar).

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)                                 Paying Agent and Registrar.  Initially, Ankura Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  Monitronics may change any Paying Agent or Registrar without notice to any Holder, but with written notice to the Trustee.  Monitronics or any of its Restricted Subsidiaries may act in any such capacity.

(4)                                 Indenture.  Monitronics issued the Notes under an Indenture, dated as of January [  ], 2019 (the “Indenture”), among Monitronics, the Guarantors, the Trustee and the Notes Collateral Agent.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture and the TIA shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  The Notes issued on the Issue Date are senior Obligations of Monitronics limited to $[     ] in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions. The Notes will be secured by Liens on the Collateral pursuant to the Security Documents. The rights of the Holders of the Notes with respect to the Collateral will be subject to the terms of the Intercreditor Agreement and the other Security Documents.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)                                 Optional Redemption.

(a)                                 The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time or from time to time on or after December 15, 2020, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(b)                                 Prior to December 15, 2020, the Issuer may, on one or more occasions, with an amount of cash not greater than the net cash proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes and PIK Notes) at a Redemption Price equal to 112.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering; provided, further, that the Company may not redeem any other indebtedness pursuant to a similar “equity claw” provision applicable thereto in connection with the receipt of cash proceeds from one or more Qualified Equity Offerings to the extent it redeems Notes in connection with such offerings.

(c)                                  At any time or from time to time prior to December 15, 2020, the Company may also, at its option, on any one or more occasions, redeem all or any portion of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(6)                                 Mandatory Redemption.  Except as set forth under Sections 4.10 and 4.14 of the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                                 Repurchase at Option of Holder.

(a)                                 Upon the occurrence of certain events, the Issuer may be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control.

(b)                                 Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control from Monitronics prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(8)                                 Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof, or, after any PIK Payment has been made, in a minimum amount of $1.00 and any integral multiple of $1.00 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9)                                 Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or, after any PIK Payment has been made, denominations of $1.00 or larger).  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Monitronics may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Monitronics need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                          Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)                          Security and Collateral.  The Notes will be entitled to the benefits of certain Collateral pledged for the benefit of the Holders pursuant to the terms of the Security Documents subject to the rights of holders of certain Indebtedness under the Intercreditor Agreement, if any. Reference is hereby made to the Security Documents for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Company, the Guarantors, the Notes Collateral Agent, the Trustee and the Holders. The Company agrees, and each Holder by accepting a Note agrees, to the provisions contained in the Security Documents and the Indenture and authorizes the Notes Collateral Agent and the Trustee to give them effect and appoints the Notes Collateral Agent and the Trustee as attorney-in-fact for such purpose.

(12)                          Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Security Documents and the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.

Without the consent of any Holders, Monitronics, the Guarantors and the Trustee and the Notes Collateral Agent, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Guarantees and may amend the Security Documents and/or the Intercreditor Agreement for any of the following purposes:

(1)                                 to evidence the succession of another Person to the Issuer or any Guarantor and the assumption by any such successor of the covenants of the Issuer or such Guarantor in the Indenture, the Guarantees, in the Notes, the Security Documents and the Intercreditor Agreement;

(2)                                 to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon Monitronics;

(3)                                 to add additional Events of Default;

(4)                                 to provide for uncertificated Notes in addition to or in place of the Certificated Notes;

(5)                                 to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)                                 to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)                                 to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)                                 to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(9)                                 to conform the text of the Indenture or the Notes to any provision of the “Description of New Notes” in the Offering Memorandum;

(10)                          to add any additional Guarantee of the Notes as provided in the Indenture or otherwise or to release Guarantees or Guarantors when permitted by the Indenture;

(11)                          to provide for the succession of any parties to the Note Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement or any other agreement that is not prohibited by the Indenture;

(12)                          to provide for the release or addition of Liens on Collateral in accordance with the terms of, and as permitted by, the Indenture and the Security Documents;

(13)                          to make, complete or confirm any grant of Liens on Collateral, including to secure any Obligations, to the extent permitted by the Note Documents; or

(14)                          to add additional secured parties with respect to the Obligations to any Security Documents to the extent permitted thereunder.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, Monitronics, the Guarantors, the Trustee and the Notes Collateral Agent may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) and may amend the Security Documents and the Intercreditor Agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the Notes, the Security Documents or the Intercreditor Agreement or of modifying in any manner the rights of the Holders under the Indenture, the Notes, the Security Documents or the Intercreditor Agreement, including the definitions therein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                 change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2)                                 reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)                                 modify the obligations of the Issuer to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,

(4)                                 (a) make any change in the Notes, the Indenture, the Note Guarantees, the Intercreditor Agreement or the other Security Documents (i) modifying the application of proceeds of the Collateral in a manner that would adversely affect the rights of Holders hereunder or thereunder, (ii) that would adversely alter the priority and/or the security interests of the Notes Collateral Agent on behalf of any Holders in the Collateral (including with respect to any other Notes) or (iii) that would subordinate, in right of payment, any Notes or the Note Guarantees of the Guarantors to any other Debt of the Company or such Guarantors, including any other Notes; or (b) amend the penultimate paragraph of Section 4.9 of the Indenture;

(5)                                 modify any of the provisions of this paragraph (12) or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(6)                                 release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture) or release all or substantially all of the Collateral from the Liens securing the Notes (other than in accordance with the Intercreditor Agreement).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)                                 in any payment in respect of the principal of, and premium, if any, on and interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer), or

(2)                                 in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

(13)                          Defaults and Remedies.  Events of Default include:

(1)                                 default in the payment in respect of the principal of, or premium, if any, on, any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                 failure to perform or comply with the provisions described under Section 5.1 of the Indenture;

(4)                                 except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company), shall for any reason cease to be in full force and effect and enforceable in accordance with its terms other than in accordance with the terms of the Note Guarantee or for a period of 30 days after written notice thereof has been given to the Company by the trustee or the Holders of 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary of the Company (or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company) shall for any reason be asserted by any Guarantor that is a Significant Subsidiary of the Company (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary of the Company) or the Issuer not to be in full force and effect and enforceable in accordance with its terms (other than by reason of release of the Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(5)                                 failure by the Company or any Guarantor to comply with any covenant or agreement in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above) or (y) the Security Documents, and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)                                 a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (including the Credit Agreement and the Existing Unsecured Notes but excluding the Notes) by the Company or any of its Restricted Subsidiaries having, individually or in the aggregate, a principal amount, for all such loans and advances, outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)                                 the entry against the Company or if its Restricted Subsidiaries that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(8)                                 (i) the Company, any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)                                 makes a general assignment for the benefit of its creditors, or

(e)                                  admits, in writing, its inability generally to pay its debts as they become due; or

(ii)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, in an involuntary case;

(b)                                 appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries, that, taken together, would constitute a Significant Subsidiary of the Company; or

(c)                                  orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)                                 The occurrence of any of the following:

(a)                                 except as permitted by the Security Documents, any Collateral Document establishing the Liens securing the Notes Obligations ceases for any reason to be enforceable; provided that it will not be an Event of Default under this clause (9)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Lien securing the Second Priority Obligations purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $1.0 million, ceases to be an enforceable and perfected Lien;

(b)                                 except as permitted by the Security Documents, any Lien securing any Notes Obligations purported to be granted under any Note Document on Collateral, in the aggregate, having a Fair Market Value in excess of $1.0 million, ceases to be an enforceable and perfected first priority Lien, subject to the Intercreditor Agreement and Permitted Liens; and

(c)                                  the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Collateral Document establishing Liens.

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Issuer or a Restricted Subsidiary of the Issuer or waived by the holders of the relevant Debt within 30 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Issuer, the principal of and accrued interest, if any, on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  For further information as to waiver of defaults see Article IX of the Indenture.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, and premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of Holders to do so.

If the Notes are accelerated or otherwise become due prior to their maturity date for any reason (including the acceleration of claims by operation of law), in each case, as a result of an Event of Default, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption.

(14)                          Trustee Dealings with Monitronics.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for Monitronics, the Guarantors or their respective Affiliates, and may otherwise deal with Monitronics, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(15)                          Defeasance and Discharge.  The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

(16)                          No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner, member or incorporator, past, present or future, of Monitronics, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner, member or incorporator.  Each Holder, by accepting a Note, and the Trustee waive and release all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(17)                          Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18)                          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19)                          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(20)                          Successors.  In the event a successor assumes all the obligations of the Issuer under the Notes and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.

(21)                          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.  EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Monitronics shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:  (972) 620-5570

Attention:  Fred A. Graffam

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                            to transfer this Note on the books of Monitronics.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Monitronics pursuant to Sections 4.10 (Asset Sale), or 4.14 (Change of Control) of the Indenture, check the box below:

[ ] Section 4.10        [ ] Section 4.14

If you want to elect to have only part of the Note purchased by Monitronics pursuant to Section 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:  $

Date:		Your Signature:
(Sign exactly as your name appears on the Note)
Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:  (972) 620-5570

Attention:  Fred A. Graffam

Ankura Trust Company

[      ]

Facsimile: [     ]

Attention: [     ]

Re:                             Monitronics International, Inc.

5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023

CUSIP #

Reference is hereby made to that certain Indenture dated January [  ], 2019 (the “Indenture”) among Monitronics International, Inc. (“Monitronics”), the Guarantors party thereto and Ankura Trust Company, as trustee (the “Trustee”) and collateral agent.  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $               principal amount of Notes held in (check applicable space)                  book-entry or               definitive form by the undersigned.

The undersigned                  (transferor) (check one box below):

☐ hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐ hereby requests the Trustee to exchange or register the transfer of a Note or Notes to (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)                                 ☐                                    to Monitronics or any of its Subsidiaries; or

(2)                                 ☐                                    inside the United States to a person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder;

(3)                                 ☐                                    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder;

(4)                                 ☐                                    to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3), (7) or (8) (solely to the extent that the equity owners are “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a) under the Securities Act) of Regulation D of Rule 501 under the Securities Act that is acquiring the security for its own account, or for the account of such institutional accredited investor, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act of 1933, as amended;

(5)                                 ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6)                                 ☐                                    pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 5.500%/6.500% SENIOR SECURED SECOND LIEN CASHPAY/PIK NOTES DUE 2023

The following exchanges of a part of this Global Note for other 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of January [  ], 2019, by and among Monitronics International, Inc. (the “Issuer”), the Guarantors party thereto, the Trustee and the Notes Collateral Agent (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

MONITRONICS CANADA, INC.
MONITRONICS FUNDING LP
MI FUNDING LP, LLC
MONITRONICS SECURITY LP
MI SERVICER LP, LLC
MIBU SERVICER INC.
PLATINUM SECURITY SOLUTIONS, INC.
LIVEWATCH SECURITY, LLC
SECURITY NETWORKS LLC

By:
		Name:	William E. Niles
		Title:	Vice President

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:  (972) 620-5570

Attention:  Fred A. Graffam

Ankura Trust Company

[       ]

Facsimile: [    ]

Attention: [    ]

Re:          Monitronics International, Inc. (“Monitronics”)

5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $           aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Monitronics are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:  (972) 620-5570

Attention:  Fred A. Graffam

Ankura Trust Company

[      ]

Facsimile: [    ]

Attention: [    ]

Re:                             Monitronics International, Inc. (“Monitronics”)

5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                 the offer of the Notes was not made to a person in the United States;

(2)                                 either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                                 no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

Monitronics and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT E

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS

TO INSTITUTIONAL ACCREDITED INVESTORS]

Monitronics International, Inc.

1990 Wittington Place

Farmers Branch, TX 75234

Facsimile:  (972) 620-5570

Attention:  Fred A. Graffam

Ankura Trust Company

[    ]

Facsimile: [    ]

Attention: [     ]

Re:  Monitronics International, Inc. (“Monitronics”) 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we represent that:

1.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) (solely to the extent that the equity owners are “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a)) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.                                      We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) (solely to the extent that the equity owners are “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a)) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Notes of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) (solely to the extent that the equity owners are “accredited investors” under clauses (1), (2), (3) or (7) of Rule 501(a)) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)